Exhibit 3.4

Vedtægter / Articles of Association

Forward Pharma A/S

CVR-nr. 28865880
(“Selskabet” / the “Company”)

The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

1.	1.

Selskabets navn er Forward Pharma A/S.	The name of the Company is Forward Pharma A/S.

2.	2.

Selskabets hjemsted er Københavns Kommune.	The registered office of the Company is situated in the municipality of Copenhagen.

3.	3.

Selskabets formål er at udvikle og markedsføre lægemidler.	The object of the Company is to develop and market pharmaceuticals.

4.	4.

Selskabets aktiekapital er DKK 1.800.981, fordelt i aktier a DKK 1,00. Af aktiekapitalen	The share capital of the Company is DKK 1,800,981, divided into shares of DKK

er DKK 1.744.130 A-aktier og DKK 56.851 B-aktier.	1.00. The share capital consists of DKK 1,744,130 A-shares and DKK 56,851 B-shares.

På generalforsamlingen giver hver A-aktie én stemme og hver B-aktie 875 stemmer.	At the general meeting each A share shall give the right to one vote and each B share shall give the right to 875 votes.

Selskabets ejerbog føres af Computershare A/S (CVR-nr. 27088899).	The Company’s register of shareholders is kept by Computershare A/S (Company Registration (CVR) no. 27088899).

4 a.	4 a.

Generalforsamlingen har den 23. september 2005 truffet beslutning om at udstede 32.500 tegningsoptioner til to bestyrelsesmedlemmer og et medlem af direktionen uden fortegningsret for Selskabets aktionærer.

On September 23, 2005, the general meeting has passed a resolution to grant 32,500 warrants to two directors and one member of the board of management, without pre-emption right for the shareholders of the Company.

Tegningsoptionerne giver ret til at tegne for indtil nominelt DKK 32.500 A-aktier i Selskabet til DKK 14 pr. aktie. I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til tegnings-optionerne hørende kontante kapitalforhøjelse på indtil DKK 32.500. De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne samt den til tegningsoptionerne hørende kapitalforhøjelse, fremgår af bilag 1 (ændret med tilbagevirkende kraft den 15. november 2005), der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter.

The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 32,500 in the Company at a per share price of DKK 14. Consequently, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants up to nominally DKK 32,500. The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in schedule 1 (amended on November 15, 2005 with retroactive effect) which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company.

4 b.	4 b.

Generalforsamlingen har den 18. september 2006 truffet beslutning om at udstede 35.500 tegningsoptioner til et medlem af direktionen uden fortegningsret for Selskabets aktionærer. Tegningsoptionerne giver ret til at tegne for indtil nominelt DKK A-35.500 aktier i Selskabet til DKK 70,0610 pr. aktie. I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til tegningsoptionerne hørende kontante kapitalforhøjelse på indtil DKK 35.500. De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne samt den til tegnings-optionerne hørende kapitalforhøjelse, fremgår af bilag 1, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter.

On September 18, 2006, the general meeting has passed a resolution to grant 35,500 warrants to one member of the board of management, without pre-emption right for the shareholders of the Company. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 35,500 in the Company at a per share price of DKK 70.0610. Consequently, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants up to nominally DKK 35,500. The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in schedule 1 which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company.

4 c.	4 c.

Generalforsamlingen har den 3. oktober 2007 truffet beslutning om med virkning fra 28. juni 2007 at udstede 24.250 tegnings optioner til bestyrelsen og direktionen, uden fortegningsret for Selskabets aktionærer. Tegningsoptionerne giver ret til at tegne for indtil nominelt DKK 24.250 A-aktier i Selskabet til DKK 70,0610 pr. aktie. I konsekvens

On 3 October 2007, the general meeting has passed a resolution with effect from 28 June 2007 to grant 24,250 warrants to the board of directors and the management, without pre-emption right for the shareholders of the Company. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK heraf har generalforsamlingen samtidig truffet beslutning om den til tegningsoptionerne hørende kontante kapitalforhøjelse på indtil DKK 24.250. De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne samt den til tegningsoptionerne hørende kapital-forhøjelse, fremgår af bilag 1, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter.

24,250 in the Company at a per share price of DKK 70.0610. Consequently, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants up to nominally DKK 24,250. The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in schedule 1, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company.

4 d.	4 d.

Generalforsamlingen har den 9. juni 2008 truffet beslutning om at udstede 22.000 tegningsoptioner til medarbejdere og konsulenter, uden fortegningsret for Selskabets aktionærer og med virkning fra de datoer, der er anført i de respektive tegningslister. Tegningsoptionerne giver ret til at tegne for indtil nominelt DKK 22.000 A-aktier i Selskabet til DKK 70,0610 pr. aktie. I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til tegnings optionerne hørende kontante kapitalforhøjelse på indtil DKK 22.000.

On 9 June 2008, the general meeting has passed a resolution to grant 22,000 warrants to the employees and consultants, without pre-emption right for the shareholders of the Company and with effect from the dates set out in the respective subscription lists. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 22,000 in the Company at a per share price of DKK 70.0610. Consequently, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants up to nominally DKK 22,000.

De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne samt den til tegnings-optionerne hørende kapitalforhøjelse, frem-går af bilag 1, der udgør generalforsamlingens	The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in schedule 1,

fuldstændige forslag og er en integreret del af selskabets vedtægter.	which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company.

4 e.	4 e.

Generalforsamlingen har den 7. oktober 2008 truffet beslutning om at udstede 4.692 tegningsoptioner til direktøren, uden fortegningsret for Selskabets aktionærer og med virkning fra 1. juli 2008. Tegnings-optionerne giver ret til at tegne for indtil nominelt DKK 4.692 A-aktier i Selskabet til DKK 70,0610 pr. aktie. I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til tegningsoptionerne hørende kontante kapitalforhøjelse på indtil DKK 4.692. De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne samt den til tegningsoptionerne hørende kapitalforhøjelse, fremgår af bilag 1, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af selskabets vedtægter.

On 7 October 2008, the general meeting has passed a resolution to grant 4,692 warrants to the CEO, without pre-emption right for the shareholders of the Company and with effect from 1 July 2008. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 4,692 in the Company at a per share price of DKK 70.0610. Consequently, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants up to nominally DKK 4,692. The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in schedule 1, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company.

I tilfælde af en ændring af den bestemmende indflydelse i Selskabet som defineret i aktionærbeslutning af 25. april 2008 skal bestemmelserne deri om fuld og omgående vesting finde anvendelse på alle tegningsoptioner udstedt til direktøren.

In the event of a Change of Control Event in the Company as defined in the shareholders’ resolution dated 25 April 2008, the terms and conditions therein regarding full and immediate vesting shall be applicable to all warrants granted to the CEO.

4 f.	4 f.

Generalforsamlingen har den 6. maj 2010 truffet beslutning om at udstede 37.087 tegningsoptioner til ledelsen, medarbejdere og konsulenter, uden fortegningsret for Selskabets aktionærer og med virkning fra varierende tidspunkter i perioden 1. februar 2009 til 12. maj 2009 (dog for 2.500 tegningsoptioners vedkommende fra 11. juli 2007). Tegningsoptionerne giver ret til at tegne for indtil nominelt DKK 37.087 A-aktier i Selskabet til DKK 70,0610 pr. aktie.

On 6 May 2010, the general meeting has passed a resolution to grant 37,087 warrants to the management, employees and consultants, without pre-emption right for the Company’s shareholders and with effect from varying dates within the period from 1 February 2009 to 12 May 2009 (however in respect of 2,500 warrants from 11 July 2007). The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 37,087 in the Company at a per share price of DKK 70.0610.

De nærmere vilkår for tegning og udnyttelse af de omhandlede warrants samt den til de omhandlede warrants hørende kapitalforhøjelse fremgår af nærværende punkt 4 F og bilag 2, der er en integreret del af selskabets vedtægter, og udgør tilsammen generalforsamlingens fuldstændige forslag.

The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in this clause 4 F and in schedule 2, which is an integral part of the articles of association of the Company, and constitutes the complete resolution of the general meeting.

I tilfælde af en ændring af den bestemmende indflydelse i Selskabet som defineret i aktionærbeslutning af 25. april 2008 skal bestemmelserne deri om fuld og omgående optjening finde anvendelse på alle tegningsoptioner udstedt til direktøren.

In the event of a Change of Control Event in the Company as defined in the Shareholders’ Resolution dated 25 April 2008, the terms and conditions therein regarding full and immediate vesting shall be applicable to all warrants granted to the CEO.

I konsekvens heraf har generalforsamlingen	Consequently, the general meeting has

samtidig truffet beslutning om den til disse tegningsoptioner hørende kontante kapitalforhøjelse på følgende vilkår:	also passed a resolution regarding the increase of the share capital relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 37.087,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 37,087, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 7.006,10, svarende til DKK 70,0610 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 7,006.10, corresponding to DKK 70.0610 per A-share of nominally DKK 1.00;

•      De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier i samme aktieklasse og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,

•      The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares belonging to the same share class as well as other rights in the company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte tegningsoptioner, som udstedes til ledelsen, medarbejdere og konsulenter,

•      The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to the management, employees and consultants;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 2 til selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 2 of the company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som tegningsoptionsmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

• De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	• The estimated costs to be borne by the company in connection with the capital increase are approximately DKK 10,000 + VAT.

Den 3. juli 2014 udstedtes nominelt DKK 7.590 A-aktier i henhold til denne bestemmelse.	On 3 July 2014, nominally DKK 7,590 A-shares were issued pursuant this provision.

4 g.	4 g.

Generalforsamlingen har den 15. juni 2010 truffet beslutning om at udstede 10.376 warrants til et bestyrelsesmedlem uden fortegningsret for Selskabets aktionærer.	On 15 June 2010, the general meeting has passed a resolution to grant 10,376 warrants to one member of the board of directors without pre-emption right for the

De udstedte warrants giver ret til at tegne for indtil nominelt DKK 10.376 A-aktier i Selskabet til DKK 100 pr. aktie.	Company’s share-holders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 10,376 in the Company at a per share price of DKK 100.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til tegningsoptionerne hørende kontante kapitalforhøjelse på indtil nominelt DKK 10.376. De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne samt den til tegningsoptionerne hørende kapitalforhøjelse, fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog optjenes warrants lineært og successivt over 3 år og 50 % af de udstedte warrants optjenes hvis et fastsat resultatmål opnås senest 31. december 2010.

Consequently, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants up to nominally DKK 10,376. The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the warrants vest linearly and successively over a period of 3 years and 50 % of the warrants shall vest provided that a fixed milestone is achieved on or prior to 31 December 2010.

4 h.	4 h.

Generalforsamlingen har den 1. november 2010 med virkning fra 1. januar 2010 truffet beslutning om at udstede 5.000 warrants til en konsulent uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 5.000 A-aktier i Selskabet til DKK 100 pr. aktie.

On 1 November 2010, the general meeting has with effect from 1 January 2010 passed a resolution to grant 5,000 warrants to a consultant without pre-emption right for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 5,000 in the Company at a per share price of DKK 100.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til tegningsoptionerne hørende kontante kapitalforhøjelse på indtil nominelt DKK 5.000. De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne samt den til tegnings optionerne hørende kapitalforhøjelse, fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter.

Consequently, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants up to nominally DKK 5,000. The specific terms governing the subscription and exercise of the warrants and the increase of the share capital relating to the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company.

4 i.	4 i.

[Slettet]	[Deleted]

4 j.	4 j.

[Slettet]	[Deleted]

4 k.	4 k.

Generalforsamlingen har den 3. september 2012 truffet beslutning om at udstede 9.360 warrants til en af Selskabets konsulenter uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 9.360 A-aktier i Selskabet til DKK 150 pr. aktie.

On 3 September 2012, the general meeting has passed a resolution to grant 9,360 warrants to one of the Company’s consultants without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 9,360 in the Company at a per share price of DKK 150.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Uanset punkt 1.4 i bilag 3 skal warrants anses for tildelt den 1. juli 2012.	(i) Irrespective of clause 1.4 of schedule 3, the warrants shall be deemed granted on 1 July 2012.

(ii)       Uanset punkt 2.1, 1. og 2. punktum, i bilag 3, optjenes warrants lineært og successivt over en periode på 15 måneder. Endvidere skal 100 procent af disse warrants anses for optjent, såfremt en af følgende begivenheder (en “Change of Control Event”) finder sted senest den 31. marts 2015:

(ii)       Irrespective of clause 2.1, first and second paragraph, of schedule 3, the warrants shall vest linearly and successively over a period of 15 months. Further, 100 per cent of the warrants shall vest provided that one of the following events (a “Change of Control Event”) is completed on or prior to 31 March 2015:

(a)      Overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen eller stemmerettighederne i Selskabet, eller

(a)      Transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital or voting rights in the Company, or

(b)      Overdragelse og/eller licensering til en tredjepart af alle eller dele af Selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for Selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate.

(b)      Transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the Company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the Company, including intellectual property rights related to drug products comprising dimethylfumarate.

Ved definitionen af Change of Control Event er en investeringsfond eller andet investeringsselskab, der er direkte eller indirekte kontrolleret af investorerne eller en væsentlig del af investorerne i Nordic Biotech K/S, ikke omfattet af begrebet “tredjepart”.

For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund or other investment vehicle directly or indirectly controlled by the investors or a material part of the investors of Nordic Biotech K/S.

(iii)      Uanset om andet måtte fremgå af bilag 3, så bortfalder disse warrants uden videre og uden kompensation - medmindre Selskabet skriftligt har meddelt warrantmodtageren andet senest den 31. marts 2015 - såfremt en Change of Control Event ikke er gennemført senest den 31. marts 2015.

(iii)      Irrespective of anything to the contrary in schedule 3, if a Change of Control Event has not been completed on or prior to 31 March 2015 the warrants shall - unless otherwise communicated by the Company to the warrant holder in writing on or prior to 31 March 2015 - lapse without any further notice and without compensation.

(iv) En warrantmodtager kan i tilfælde af en Change of Control Event	(iv) The warrant holder may in the event of a Change of Control Event

udnytte alle warrants på de vilkår, der fremgår af punkt 6.4 (ii) i bilag 3.	exercise all warrants on the terms provided for in clause 6.4 (ii) of schedule 3.

(v) Punkt 4 i bilag 3 erstattes af følgende:	(v) Clause 4 of schedule 3 shall be replaced by the following:

(a)   Såfremt Selskabet opsiger warrantmodtagerens ansættelses- eller konsulentforhold, uden at der foreligger misligholdelse fra warrantmodtagerens side, bortfalder alle ikke-optjente warrants på tidspunktet for opsigelsen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

(a)      If the Company terminates the warrant holder’s employment or engagement with the Company without cause (in Danish: misligholdelse) on the part of the warrant holder, all warrants that have not vested at the termination shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the termination.

(b)   I tilfælde af selskabets ophævelse af ansættelses- eller konsulentforholdet som følge af warrantmodtagerens misligholdelse, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(b)   In case of termination of the employment or engagement with the Company by the Company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(c) I tilfælde af warrantmodtagerens opsigelse af ansættelses- eller konsulentforholdet, uden at der foreligger væsentlig misligholdelse fra selskabets side, bortfalder	(c) In case of the warrant holder’s termination of the employment or engagement with the Company without material cause (in Danish:

alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.	væsentlig misligholdelse) on the part of the Company, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(d)   I tilfælde af warrantmodtagerens ophævelse af ansættelses- eller konsulentforholdet som følge af selskabets væsentlige misligholdelse, får opsigelsen ingen indflydelse på hverken optjente og ikke-optjente warrants.

(d)   In case of the warrant holder’s termination of the employment or engagement with the Company as a consequence of material cause on the part of the Company, all warrants, whether vested or not, shall remain unaffected by the termination.

(e)   Ved warrantmodtagerens død bortfalder alle ikke-optjente warrants automatisk og uden kompensation. Warrantholderens bo og/eller arvinger er berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(e)   At  the  warrant  holder’s death all warrants that have not vested shall lapse without any further notice and without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(f)    I tilfælde af warrantmodtagerens pension på grund af alder eller invaliditet, bortfalder alle ikke-optjente warrants på tidspunktet for pensioneringen eller invalideringen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

(f)    In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 9.360,	• The minimum and maximum amount by which the share capital may be increased, will be nominal DKK 1.00 and nominal 9,360, respectively;

• De nye aktier udstedes i A-aktier à DKK 1,00 eller multipla heraf,	• The new shares will be divided into A-shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 15.000, svarende til DKK 150 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 15,000, corresponding to DKK 150 per A-share of nominally DKK 1.00;

• De nye A-aktier skal give ret til udbytte	• The new A-shares will carry dividend

i Selskabet for det løbende regnskabsår, hvori A-aktierne tegnes, på lige fod med de eksisterende A-aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af A-aktierne,	rights for the financial year in which subscription is made on equal terms with the existing A-shares as well as other rights in the Company as from the day of subscription;

• De nye A-aktier skal tilhøre samme A-aktieklasse som Selskabets eksisterende A-aktiekapital,	• The new A shares shall belong to the same A share class as the Company’s existing A shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til en af Selskabets konsulenter,

•      The Capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to a consultant of the Company;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom.	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in Schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som de omfattede medarbejdere og konsulenter ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the included employees and consultants wish to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer,	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10.000 + VAT.

4 L.	4 L.

Generalforsamlingen har den 8. december 2012 truffet beslutning om at udstede i alt 9.360 warrants til en af Selskabets bestyrelsesmedlemmer uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 9,360 A-aktier i Selskabet til DKK 150 pr. aktie a nominelt DKK 1.

On 8 December 2012, the general meeting has passed a resolution to grant a total of 9,360 warrants to one of the Company’s board members without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 9,360 in the Company at a price of DKK 150 per share of DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Uanset punkt 1.4 i bilag 3 skal warrants anses for tildelt den 1. december 2012.	(i) Irrespective of clause 1.4 of schedule 3, the warrants shall be deemed granted on 1 December 2012.

(ii)   Uanset punkt 2.1, 1. og 2. punktum, i bilag 3, optjenes warrants lineært og successivt over en periode på 22 måneder. Endvidere skal 100 procent af disse warrants anses for optjent, såfremt en af følgende begivenheder (en “Change of Control Event”) finder sted senest den 30. juni 2015:

(ii)   Irrespective of clause 2.1, first and second paragraph, of schedule 3, the warrants shall vest linearly and successively over a period of 22 months. Further, 100 per cent of the warrants shall vest provided that one of the following events (a “Change of Control Event”) is completed on or prior to 30 June 2015:

(a)   Overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen og stemmerettighederne i Selskabet, eller

(a)   Transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital and voting rights in the Company, or

(b)   Overdragelse og/eller licensering til en tredjepart af alle eller dele af Selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for Selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate.

(b)   Transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the Company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the Company, including intellectual property rights related to drug products comprising dimethylfumarate.

Ved definitionen af Change of Control Event skal “tredjepart” ikke omfatte en investeringsfond eller anden investeringsenhed, der er direkte eller indirekte ledet af Florian Schönharting.	For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund or other investment vehicle managed directly or indirectly by Florian Schönharting.

(iii)                               Uanset om andet måtte fremgå af bilag 3, så bortfalder disse warrants uden videre og uden kompensation - medmindre Selskabet skriftligt har meddelt warrantmodtagerne andet senest den 30. juni 2015 - såfremt en Change of Control Event ikke er gennemført senest den 30. juni 2015.

(iii)                               Irrespective of anything to the contrary in schedule 3, if a Change of Control Event has not been completed on or prior to 30 June 2015 the warrants shall - unless otherwise communicated by the Company to the Warrant holder in writing on or prior to 30 June 2015 - lapse without any further notice and without compensation.

(iv) En warrantmodtager kan i tilfælde af en Change of Control Event udnytte alle warrants på de vilkår, der fremgår af punkt 6.4 (ii) i bilag 3.	(iv) The warrant holder may in the event of a Change of Control Event exercise all warrants on the terms provided for in clause 6.4 (ii) of schedule 3.

(v) Punkt 4 i bilag 3 erstattes af følgende:	(v) Clause 4 of schedule 3 shall be replaced by the following:

(a) Såfremt Selskabet opsiger warrantmodtagerens ansættelses- eller konsulentforhold, uden at der foreligger misligholdelse fra warrantmodtagerens side, optjenes	(a) If the Company terminates the warrant holder’s employment or engagement with the Company without cause (in Danish: misligholdelse) on the part of the

alle warrants.	warrant holder, all warrants shall vest.

(b)         I tilfælde af selskabets ophævelse af ansættelses- eller konsulentforholdet som følge af warrantmodtagerens misligholdelse, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(b)         In case of termination of the employment or engagement with the Company by the Company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(c)          I tilfælde af warrantmodtagerens opsigelse af ansættelses- eller konsulentforholdet, bortfalder alle ikke-optjente, warrants automatisk og uden kompensation. Optjente warrants berøres ikke af warrantmodtagerens opsigelse.

(c)          In case of the warrant holder’s termination of the employment or engagement with the Company, all warrants that have not vested, shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the termination.

(d)         Ved warrantmodtagerens død bortfalder alle ikke-optjente warrants automatisk og uden kompensation. Warrantholderens bo og/eller arvinger er berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(d)         At the warrant holder’s death all warrants that have not vested shall lapse without any further notice and without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(e)          I tilfælde af warrantmodtagerens pension på grund af alder eller invaliditet, bortfalder alle ikke-optjente warrants på tidspunktet for pensioneringen eller invalideringen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

(e)          In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 9.360,	• The minimum and maximum amount by which the share capital may be increased, will be nominal DKK 1.00 and nominal 9.360, respectively;

• De nye aktier udstedes i A-aktier à DKK 1,00 eller multipla heraf,	• The new shares will be divided into A-shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 15.000, svarende til DKK 150 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 15,000, corresponding to DKK 150 per A-share of nominally DKK 1.00;

• De nye A-aktier skal give ret til udbytte i Selskabet for det løbende	• The new A-shares will carry dividend rights for the financial year

regnskabsår, hvori A-aktierne tegnes, på lige fod med de eksisterende A-aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af A-aktierne,	in which subscription is made on equal terms with the existing A-shares as well as other rights in the Company as from the day of subscription;

• De nye A-aktier skal tilhøre samme A-aktieklasse som Selskabets eksisterende A-aktiekapital,	• The new A-shares shall belong to the same A-share class as the Company’s existing A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til et af Selskabets bestyrelsesmedlemmer,

•                  The Capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to a board member of the Company;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom.	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in Schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som de omfattede konsulenter ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the included consultants wish to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer,	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10.000 + VAT.

4 M.	4 M.

Generalforsamlingen har den 18. december 2012 truffet beslutning om at udstede i alt 4.500 warrants til en af Selskabets konsulenter uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 4.500 A-aktier i Selskabet til DKK 150 pr. aktie a nominelt DKK 1.

On 18 December 2012, the general meeting has passed a resolution to grant a total of 4,500 warrants to one of the Company’s consultants without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 4.500 in the Company at a price of DKK 150 per share of DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Uanset punkt 1.4 i bilag 3 skal warrants anses for tildelt den 1. december 2012.	(i) Irrespective of clause 1.4 of schedule 3, the warrants shall be deemed granted on 1 December 2012.

(ii)                                  Uanset punkt 2.1, 1. og 2. punktum, i bilag 3, optjenes warrants lineært og successivt over en periode på 22 måneder. Endvidere skal 100 procent af disse warrants anses for optjent, såfremt en af følgende begivenheder (en “Change of Control Event”) finder sted senest den 31. marts 2015:

(ii)                                  Irrespective of clause 2.1, first and second paragraph, of schedule 3, the warrants shall vest linearly and successively over a period of 22 months. Further, 100 per cent of the warrants shall vest provided that one of the following events (a “Change of Control Event”) is completed on or prior to 31 March 2015:

(a)                                 Overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen eller stemmerettighederne i Selskabet, eller

(a)                                 Transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital or voting rights in the Company, or

(b)                                 Overdragelse og/eller licensering til en tredjepart af alle eller dele af Selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for Selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate.

(b)                                 Transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the Company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the Company, including intellectual property rights related to drug products comprising dimethylfumarate.

Ved definitionen af Change of Control Event skal “tredjepart” ikke omfatte en investeringsfond eller anden investeringsenhed, der er direkte eller indirekte ledet af Florian Schönharting.	For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund or other investment vehicle directly or indirectly controlled by Florian Schönharting.

(iii)                               Uanset om andet måtte fremgå af bilag 3, så bortfalder disse warrants uden videre og uden kompensation - medmindre Selskabet skriftligt har meddelt warrantmodtageren andet senest den 31. marts 2015 - såfremt en Change of Control Event ikke er gennemført senest den 31. marts 2015.

(iii)                               Irrespective of anything to the contrary in schedule 3, if a Change of Control Event has not been completed on or prior to 31 March 2015 the warrants shall - unless otherwise communicated by the Company to the Warrant holder in writing on or prior to 31 March 2015 - lapse without any further notice and without compensation.

(iv)                              Uanset om andet måtte fremgå af bilag 3, så bortfalder disse warrants uden videre og uden kompensation såfremt warrantmodtageren opsiger den af ham påtagne konkurrenceklausul før den 30. september 2014.

(iv)                              Irrespective of anything to the contrary in the schedule 3, if the Warrant holder terminates the competition clause imposed on him by the Company on or prior to 30 September 2014 the warrants shall lapse without any further notice and without compensation.

(v) Uanset punkt 3, 6.1 og 6.5 i bilag 3, kan warrants alene udnyttes i overensstemmelse med punkt 6.2-6.4 i bilag 3 og eller punkt (vi) nedenfor.	(v) Irrespective of clauses 3, 6.1 and 6.5 of the schedule 3, the warrants may only be exercised to the extent provided for in clauses 6.2-6.4 of the schedule 3 and/or clause (vi) below.

(vi) I tilfælde af Change of Control Event kan warrantmodtageren udnytte samtlige af sine warrants som fast sat i punkt 6.4 (ii) i bilag 3.	(vi) The warrant holder may in the event of a Change of Control Event exercise all warrants on the terms provided for in clause 6.4 (ii) of the schedule 3.

(vii) Punkt 4 i bilag 3 erstattes af følgende:	(vii) Clause 4 of schedule 3 shall be replaced by the following:

(a)           Såfremt Selskabet opsiger warrantmodtagerens ansættelses- eller konsulentforhold, uden at der foreligger misligholdelse fra warrantmodtagerens side, bortfalder alle ikke-optjente warrants på tidspunktet for opsigelsen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

(a)           If the Company terminates the warrant holder’s employment or engagement with the Company without cause (in Danish: misligholdelse) on the part of the warrant holder, all warrants that have not vested at the termination shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the termination.

(b)           I tilfælde af selskabets ophævelse af ansættelses- eller konsulentforholdet som følge af warrantmodtagerens misligholdelse, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(b)           In case of termination of the employment or engagement with the Company by the Company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(c) I tilfælde af warrantmodtagerens opsigelse af ansættelses- eller konsulentforholdet, uden at der foreligger væsentlig misligholdelse fra selskabets	(c) In case of the warrant holder’s termination of the employment or engagement with the Company without material cause (in Danish:

side, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.	væsentlig misligholdelse) on the part of the Company, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(d)           I tilfælde af warrantmodtagerens ophævelse af ansættelses- eller konsulentforholdet som følge af selskabets væsentlige misligholdelse, får opsigelsen ingen indflydelse på hverken optjente og ikke-optjente warrants.

(d)           In case of the warrant holder’s termination of the employment or engagement with the Company as a consequence of material cause on the part of the Company, all warrants, whether vested or not, shall remain unaffected by the termination.

(e)           Ved warrantmodtagerens død bortfalder alle ikke-optjente warrants automatisk og uden kompensation. Warrantholderens bo og/eller arvinger er berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(e)           At the warrant holder’s death all warrants that have not vested shall lapse without any further notice and without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(f) I tilfælde af warrantmodtagerens pension på grund af alder eller invaliditet, bortfalder alle ikke-optjente warrants på tidspunktet for	(f) In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse

pensioneringen eller invalideringen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.	without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 4.500,	• The minimum and maximum amount by which the share capital may be increased, will be nominal DKK 1.00 and nominal 4,500, respectively;

• De nye aktier udstedes i A-aktier à DKK 1,00 eller multipla heraf,	• The new shares will be divided into A-shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 15.000, svarende til DKK 150 pr. aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 15,000, corresponding to DKK 150 per share of nominally DKK 1.00;

•      De nye A-aktier skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori A-aktierne tegnes, på lige fod med de eksisterende A-aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af A-aktierne,

•      The new A-shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing A-shares as well as other rights in the Company as from the day of subscription;

• De nye A-aktier skal tilhøre samme A-aktieklasse som Selskabets eksisterende A-aktiekapital,	• The new A-shares shall belong to the same A-share class as the Company’s existing A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til en af Selskabets konsulenter,

•      The Capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to one of the Company’s consultants;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom.	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in Schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som de omfattede konsulent ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the included consultant wish to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer,	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10.000 + VAT.

4 N.	4 N.

Generalforsamlingen har den 17. juni 2013 truffet beslutning om at udstede i alt 10.500 tegningsoptioner til en af selskabets konsulenter uden fortegningsret for selskabets aktionærer. De udstedte tegningsoptioner giver ret til at tegne op til nominelt DKK 10.500 aktier i selskabet til kr. 70,0610 pr. aktie af nominelt DKK 1.

On 17 June 2013, the general meeting has passed a resolution to grant a total of 10,500 warrants to one of the company’s consultants without any pre-emption rights for the company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 10,500 in the company at a price of DKK 70.0610 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af tegningsoptionerne i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 11. juni 2014 samt 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 11 June 2014 and 30 September 2014):

(i) Uanset punkt 1.4 i bilag 3 skal tegningsoptionerne anses for tildelt den 1. juni 2013.	(i) Irrespective of clause 1.4 of schedule 3, the warrants shall be deemed granted on 1 June 2013.

(i) Uanset punkt 2.1, 1. og 2. punktum, i bilag 3, skal 7.000 stk. af de tildelte	(ii) Irrespective of clause 2.1, first and

tegningsoptioner være optjent med det samme og de resterende 3.500 stk. af de tildelte tegningsoptioner optjenes lineært og successivt over en periode på 16 måneder. Endvidere skal 100 procent af de tildelte tegningsoptioner anses for optjent, såfremt en af følgende begivenheder (en “Change of Control Event”) finder sted senest den 30. november 2014:

second paragraph, of schedule 3, 7,000 of the warrants shall vest immediately and the remaining 3,500 of the warrants shall vest linearly and successively over a period of 16 months. Further, 100 per cent of the warrants shall vest provided that one of the following events (a “Change of Control Event”) is completed on or prior to 30 November 2014:

(a)      Overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen og stemmerettighederne i selskabet,

(a)      Transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital and voting rights in the company,

(b)      Overdragelse og/eller licensering til en tredjepart af alle eller dele af selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate, eller

(b)      Transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the company, including intellectual property rights related to drug products comprising dimethylfumarate, or

(c) Optagelse af 10 procent eller mere af selskabets aktier til notering på en fondsbørs (IPO).	(c) Listing on a stock exchange of 10 per cent or more of the company’s share capital (IPO).

Ved definitionen af Change of Control Event er en investeringsfond eller andet	For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund

investeringsselskab, der direkte eller indirekte er ledet af Florian Schönharting, ikke omfattet af begrebet “tredjepart”.	or other investment vehicle managed directly or indirectly by Florian Schönharting.

(ii)       Uanset om andet måtte fremgå af bilag 3, så bortfalder disse warrants uden videre og uden kompensation – medmindre selskabet senest 30. november 2014 skriftligt har meddelt warrantmodtageren andet – såfremt en Change of Control Event ikke er gennemført senest den 30. november 2014.

(iii)      Irrespective of anything to the contrary in schedule 3, if a Change of Control Event has not been completed on or prior to 30 November 2014 the warrants shall – unless otherwise communicated by the company to the warrant holder in writing on or prior to 30 November 2014 – lapse without any further notice and without compensation.

(iii) Uanset om andet måtte fremgå af bilag 3, kan de tildelte tegningsoptioner i intet tilfælde udnyttes før den 27. juni 2013.	(iv) Irrespective of anything to the contrary in the Terms, the warrants may in no event be exercised prior to 27 June 2013.

(iv)     Under iagttagelse af punkt (iv) ovenfor og uanset punkt 3, 6.1 og 6.5 i bilag 3, kan de tildelte tegningsoptioner alene udnyttes i overensstemmelse med punkt 6.2-6.4 i bilag 3 og/eller punkt (vi) nedenfor og kun på betingelse af, at tegningsoptionsmodtageren ikke har udnyttet andre tegningsoptioner tidligere tildelt til ham af selskabet.

(v)      Subject to clause (iv) above and irrespective of clauses 3, 6.1 and 6.5 of schedule 3, the warrants may only be exercised to the extent provided for in clauses 6.2-6.4 of schedule 3 and/or clause (vi) below and only on condition that the warrant holder has not exercised any other warrants previously granted to him by the company.

(v) Under iagttagelse af punkt (v) ovenfor kan tegningsoptionsmodtageren i tilfælde af en Change of Control Event	(vi) Subject to clause (v) above, the warrant holder may in the event of a udnytte alle tegningsoptioner på de vilkår, der fremgår af punkt 6.4 (ii) i bilag 3. I tilfælde af en Change of Control Event i form af en IPO skal udnyttelsen af tegningsoptionerne dog udskydes til perioden fra udløb af en eventuel lock-up-periode og indtil 30. juni 2015 (dagen inklusiv). Under denne udnyttelsesperiode skal udnyttelse ske i overensstemmelse med punkt 3.1, 2. og 3. punktum, i bilag 3.

Change of Control Event exercise all warrants on the terms provided for in clause 6.4 (ii) of schedule 3, provided however that in case of a Change of Control Event in the form of an IPO, exercise of the warrants shall be postponed to take place within the period from expiry of any applicable the lock-up period up until and including 30 June 2015. During such exercise period, the exercise may only be carried out in accordance with clause 3.1, second and third paragraph, of schedule 3.

(vi) Punkt 4 i bilag 3 erstattes af følgende:	(vii) Clause 4 in schedule 3 shall be replaced by the following:

(a)      Såfremt selskabet opsiger tegningsoptionsmodtagerens konsulentforhold, uden at der foreligger tegningsoptionsmodtagerens fra tegningsoptionsmodtagerens side, bortfalder alle ikke-optjente tegningsoptioner på tidspunktet for opsigelsen automatisk og uden kompensation. Optjente tegningsoptioner berøres ikke af opsigelsen.

(a)      If the company terminates the warrant holder’s engagement with the company without cause (in Danish: misligholdelse) on the part of the warrant holder, all warrants that have not vested at the termination shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the termination.

(b)      I tilfælde af selskabets ophævelse af konsulentforholdet som følge af tegningsoptionsmodtagerens misligholdelse, bortfalder alle, både optjente og ikke-optjente, tegningsoptioner automatisk og uden kompensation.

(b)      In case of termination of the engagement of the warrant holder with the company by the company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(c)       I tilfælde af tegningsoptionsmodtagerens opsigelse af konsulentforholdet, uden at der foreligger væsentlig misligholdelse fra selskabets side, bortfalder alle, både optjente og ikke-optjente, tegningsoptioner automatisk og uden kompensation.

(c)       In case of the warrant holder’s termination of the engagement with the company without material cause (in Danish: væsentlig misligholdelse) on the part of the company, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(d) Tegningsoptionsmodtagerens ophævelse af konsulentforholdet som følge af selskabets væsentlige misligholdelse berører hverken optjente og ikke-optjente tegningsoptioner.

(d)      In case of the warrant holder’s termination of the engagement with the company as a consequence of material cause on the part of the company, all warrants, whether vested or not, shall remain unaffected by the termination.

(e)       Ved tegningsoptionsmodtagerens død bortfalder alle ikke-optjente tegningsoptioner automatisk og uden kompensation. tegningsoptionsmodtagerens bo og/eller arvinger er berettiget til at overtage tegningsoptionsmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente tegningsoptioner, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for tegningsoptionsmodtagerens tegningsoptioner og aktier tegnet ved udnyttelse af disse tegningsoptioner.

(e)       At the warrant holder’s death all warrants that have not vested shall lapse without any further notice and without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(f) I tilfælde af tegningsoptionsmodtagerens	(f) In case of the warrant holder’s age

pension på grund af alder eller invaliditet, bortfalder alle ikke-optjente tegningsoptioner på tidspunktet for pensioneringen eller invalideringen automatisk og uden kompensation. Tegningsoptioner, der er optjent ret til berøres ikke af pensioneringen.

related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

(vii) Alle tegningsoptioner, der ikke er udnyttet senest 30. juni 2015 bortfalder uden yderligere varsel og uden kompensation.	(viii) All warrants that have not been exercised by 30 June 2015 shall lapse without any further notice and without compensation.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse tegningsoptioner hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 10.500,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 10,500, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 7.006,10, svarende til DKK 70,0610 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 7,006.10, corresponding to DKK 70.0610 per A-share of nominally DKK 1.00;

• De nye aktier skal give ret til udbytte i	• The new shares will carry dividend

selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,	rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte tegningsoptioner, som udstedes til en af selskabets konsulenter,

•      The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to a consultant of the company;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in Schedule 3 of the company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som tegningsoptionsmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 O.	4 O.

Generalforsamlingen har den 17. juni 2013 truffet beslutning om at udstede i alt 7.000 tegningsoptioner til en af selskabets konsulenter uden fortegningsret for selskabets aktionærer. De udstedte tegningsoptioner giver ret til at tegne for indtil nominelt DKK 7.000 A-aktier i selskabet til kr. 70,0610 pr. aktie af nominelt DKK 1.

On 17 June 2013, the general meeting has passed a resolution to grant a total of 7,000 warrants to one of the company’s consultants without any pre-emption rights for the company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 7,000 in the company at a price of DKK 70.0610 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af tegningsoptionerne fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af tegningsoptionerne i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 11. juni 2014 samt 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 11 June 2014 and 30 September 2014):

(i) Uanset punkt 1.4 i bilag 3 skal tegningsoptionerne anses for tildelt den 1. juni 2013.	(i) Irrespective of clause 1.4 of schedule 3, the warrants shall be deemed granted on 1 June 2013.

(ii) Uanset punkt 2.1, 1. og 2. punktum, i bilag 3, skal de tildelte tegningsoptioner	(ii) Irrespective of clause 2.1, first and second paragraph, in schedule 3, the

være optjent med det samme.	warrants shall vest immediately.

(iii)  Uanset om andet måtte fremgå af bilag 3, så bortfalder disse warrants uden videre og uden kompensation - medmindre selskabet senest 30. november 2014 skriftligt har meddelt warrantmodtageren andet - såfremt en Change of Control Event ikke er gennemført senest den 30. november 2014. En “Change of Control Event”) er en af følgende begivenheder, såfremt den finder sted senest den 30. november 2014:

(iii)  Irrespective of anything to the contrary in schedule 3, if a Change of Control Event has not been completed on or prior to 30 November 2014 the warrants shall – unless otherwise communicated by the company to the warrant holder in writing on or prior to 30 November 2014 – lapse without any further notice and without compensation. A “Change of Control Event” is the completion on or prior to 30 November 2014 of one of the following events:

(a)   Overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen og stemmerettighederne i selskabet,

(a)   Transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital and voting rights in the company,

(b)   Overdragelse og/eller licensering til en tredjepart af alle eller dele af selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate,

(b)   Transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the company, including intellectual property rights related to drug products comprising dimethylfumarate, or eller

(c) Optagelse af 10 procent eller mere af selskabets aktier til notering på en fondsbørs (IPO).	(c) Listing on a stock exchange of 10 per cent or more of the company’s share capital (IPO).

Ved definitionen af Change of Control Event er en investeringsfond eller andet investeringsselskab, der direkte eller indirekte er ledet af Florian Schönharting, ikke omfattet af begrebet “tredjepart”.

For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund or other investment vehicle managed directly or indirectly by Florian Schönharting.

(iv) Uanset om andet måtte fremgå af bilag 3, kan de tildelte tegningsoptioner i intet tilfælde udnyttes før den 27. juni 2013.	(iv) Irrespective of anything to the contrary in schedule 3, the warrants may in no event be exercised prior to 27 June 2013.

(v)   Under iagttagelse af punkt (iv) ovenfor og uanset punkt 3, 6.1 og 6.5 i bilag 3, kan de tildelte tegningsoptioner alene udnyttes i overensstemmelse med punkt 6.2-6.4 i bilag 3 og/eller punkt (vi) nedenfor og kun på betingelse af, at tegningsoptionsmodtageren ikke har udnyttet andre tegningsoptioner tidligere tildelt til ham af selskabet.

(v)   Subject to clause (iv) above and irrespective of clauses 3, 6.1 and 6.5 of schedule 3, the warrants may only be exercised to the extent provided for in clauses 6.2-6.4 of schedule 3 and/or clause (vi) below and only on condition that the warrant holder has not exercised any other warrants previously granted to him by the company.

(vi)  Under iagttagelse af punkt (v) ovenfor kan tegningsoptionsmodtageren i tilfælde af en Change of Control Event udnytte alle tegningsoptioner på de vilkår, der fremgår af punkt 6.4 (ii) i bilag 3. I tilfælde af en Change of Control Event i form af en IPO skal udnyttelsen af tegningsoptionerne dog udskydes

(vi)  Subject to clause (v) above, the warrant holder may in the event of a Change of Control Event exercise all warrants on the terms provided for in clause 6.4 (ii) of schedule 3, provided however that in case of a Change of Control Event in the form of an IPO, exercise of the warrants til perioden fra udløb af en eventuel lock-up-periode og indtil 30. juni 2015 (dagen inklusiv). Under denne udnyttelsesperiode skal udnyttelse ske i overensstemmelse med punkt 3.1, 2. og 3. punktum, i bilag 3.

shall be postponed to take place within the period from expiry of any applicable the lock-up period up until and including 30 June 2015. During such exercise period, the exercise may only be carried out in accordance with clause 3.1, second and third paragraph, of schedule 3.

(vii) Punkt 4 i bilag 3 erstattes af følgende:	(vii) Clause 4 in schedule 3 shall be replaced by the following:

(a) Selskabets ophævelse af tegningsoptionsmodtagerens konsulentforhold, uden at der foreligger misligholdelse fra tegningsoptionsmodtagerens side, berører ikke de tildelte tegningsoptioner.

(a)   In case of the company’s termination the warrant holder’s employment or engagement with the company without cause (in Danish: misligholdelse) on the part of the warrant holder, all warrants shall remain unaffected by the termination.

(b) I tilfælde af selskabets ophævelse af konsulentforholdet som følge af tegningsoptionsmodtagerens misligholdelse, bortfalder alle tegningsoptioner automatisk og uden kompensation.

(b)   In case of termination of the employment or engagement with the company by the company as a consequence of cause on the part of the warrant holder, all warrants shall lapse without any further notice and without compensation.

(c)   I tilfælde af tegningsoptionsmodtagerens opsigelse af konsulentforholdet, uden at der foreligger væsentlig misligholdelse fra selskabets side, bortfalder alle tegningsoptioner automatisk og uden kompensation.

(c)   In case of the warrant holder’s termination of the employment or engagement with the company without material cause (in Danish: væsentlig misligholdelse) on the part of the company, all warrants shall lapse without any further notice and without compensation.

(d) Tegningsoptionsmodtagerens ophævelse af konsulentforholdet som følge af selskabets væsentlige misligholdelse berører ikke de tildelte tegningsoptioner.

(d)     In case of the warrant holder’s termination of the employment or engagement with the cmpany as a consequence of material cause on the part of the company, all warrants shall remain unaffected by the termination.

(e)     Ved tegningsoptionsmodtagerens død er tegningsoptionsmodtagerens bo og/eller arvinger berettiget til at overtage tegningsoptionsmodtagerens rettigheder og forpligtelser for så vidt angår alle tegningsoptioner, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for tegningsoptionsmodtagerens tegningsoptioner og aktier tegnet ved udnyttelse af disse tegningsoptioner.

(e)     At the warrant holder’s death, the warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(f) Tegningsoptionsmodtagerens pension på grund af alder eller invaliditet berøres ikke af pensioneringen.	(f) In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants shall remain unaffected by the retirement or invalidity.

(viii) Alle tegningsoptioner, der ikke er udnyttet senest 30. juni 2015 bortfalder uden yderligere varsel og uden kompensation.	(viii) All warrants that have not been exercised by 30 June 2015 shall lapse without any further notice and without compensation.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse tegningsoptioner hørende kontante kapitalforhøjelse	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the

på følgende vilkår:	warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 7.000,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 7,000, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 7.006,10, svarende til DKK 70,0610 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 7,006.10, corresponding to DKK 70.0610 per A-share of nominally DKK 1.00;

•      De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,

•      The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte tegningsoptioner, som udstedes til en af selskabets konsulenter,

•      The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to a consultant of the company;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som tegningsoptionsmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 P.	4 P.

Generalforsamlingen har den 22. august 2013 truffet beslutning om at udstede i alt 7.000 warrants til en af Selskabets konsulenter uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 7.000 A-aktier i Selskabet til kr. 920,36 pr. aktie af nominelt DKK 1.

On 22 August 2013, the general meeting has passed a resolution to grant a total of 7,000 warrants to one of the Company’s consultants without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 7,000 in the Company at a price of DKK 920.36 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør	The specific terms governing the subscription and exercise of the warrants are set generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse:

out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause:

(i) Uanset punkt 1.4 i bilag 3 skal warrants anses for tildelt den 1. juli 2013.	(i) Irrespective of clause 1.4 of schedule 3, the warrants shall be deemed granted on 1 July 2013.

(ii)      Uanset punkt 2.1, 1. og 2. punktum, i bilag 3, skal de tildelte warrants optjenes lineart og løbende over en periode på 24 måneder. Endvidere skal 100 procent af de tildelte warrants være optjent såfremt en af følgende begivenheder er gennemført senest den 30. september 2014 (en “Change of Control Event”):

(ii)      Irrespective of clause 2.1, first and second paragraph, of schedule 3, the warrants shall vest linearly and successively over a period of 24 months. Further, 100 per cent of the warrants shall vest provided that one of the following events is completed on or prior to 30 September 2014 (a “Change of Control Event”):

(a)      overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen og stemmerettighederne i Selskabet, eller

(a)      transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital or voting rights in the Company, or

(b) overdragelse og/eller licensering til en tredjepart af alle eller dele af Selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne	(b) transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the Company to a third party, provided immaterielle rettigheder er af væsentlig betydning for Selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate.

that such intellectual property rights are of major importance in respect of the business and objectives of the Company, including intellectual property rights related to drug products comprising dimethylfumarate.

Ved definitionen af Change of Control Event er en investeringsfond eller andet investeringsselskab, der direkte eller indirekte er ledet af Florian Schönharting, ikke omfattet af begrebet “tredjepart”.

For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund or other investment vehicle managed directly or indirectly by Florian Schönharting.

(iii) Warrantmodtageren kan udnytte de tildelte warrants i tilfælde af en Change of Control Event.	(iii) The warrant holder may in the event of a Change of Control Event exercise all warrants.

(iv) Punkt 6.6 i bilag 3 finder tilsvarende anvendelse i tilfælde af en Change of Control Event.	(iv) Clause 6.6 of schedule 3 shall apply accordingly in the event of a Change of Control Event.

(v) Punkt 4 i bilag 3 erstattes af følgende:	(v) Clause 4 of schedule 3 shall be replaced by the following:

(a)      Såfremt Selskabet opsiger warrantmodtagerens ansættelses- eller konsulentforhold, uden at der foreligger misligholdelse fra warrantmodtagerens side, bortfalder alle ikke-optjente warrants på tidspunktet for opsigelsen automatisk og uden kompensation. Warrants, der

(a)      If the Company terminates the warrant holder’s employment or engagement with the Company without cause (in Danish: misligholdelse) on the part of the warrant holder, all warrants that have not vested at the termination shall lapse without any further notice and without compensation. Vested warrants shall not be affected by

er optjent ret til berøres ikke af opsigelsen.	the termination.

(b)      I tilfælde af selskabets ophævelse af ansættelses- eller konsulentforholdet som følge af warrantmodtagerens misligholdelse, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(b)      In case of termination of the employment or engagement with the Company by the Company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(c)      I tilfælde af warrantmodtagerens opsigelse af ansættelses- eller konsulentforholdet, uden at der foreligger væsentlig misligholdelse fra selskabets side, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(c)      In case of the warrant holder’s termination of the employment or engagement with the Company without material cause (in Danish: væsentlig misligholdelse) on the part of the Company, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(d)      I tilfælde af warrantmodtagerens ophævelse af ansættelses- eller konsulentforholdet som følge af selskabets væsentlige misligholdelse, får opsigelsen ingen indflydelse på hverken optjente og ikke-optjente warrants.

(d)      In case of the warrant holder’s termination of the employment or engagement with the Company as a consequence of material cause on the part of the Company, all warrants, whether vested or not, shall remain unaffected by the termination.

(e) Ved warrantmodtagerens død bortfalder alle ikke-optjente warrants automatisk og uden	(e) At the warrant holder’s death all warrants that have not vested shall lapse without any further notice and kompensation. Warrantholderens bo og/eller arvinger er berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(f)           I tilfælde af warrantmodtagerens pension på grund af alder eller invaliditet, bortfalder alle ikke-optjente warrants på tidspunktet for pensioneringen eller invalideringen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

(f)           In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 7,000, respectively;

DKK 7.000,

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 92.036 svarende til DKK 920,36 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 92,036, corresponding to DKK 920.36 per A-share of nominally DKK 1.00;

•                  De nye aktier skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af aktierne,

•                  The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the Company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes en af Selskabets konsulenter,

•                  The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to a consultant of the Company;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the Company’s

herom,	articles of association;

• Det fulde beløb til tegning af det antal aktier, som warrantmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 Q.	4 Q.

Bestyrelsen er bemyndiget til frem til 1. september 2018 at forhøje aktiekapitalen med indtil nominelt DKK 150.000,00 ved udstedelse af nye aktier ad en eller flere gange mod kontant indbetaling til en tegningskurs fastsat til den til enhver tid efter bestyrelsens rimelige skøn gældende markedskurs for B-aktier på følgende vilkår:

The board of directors is authorised to increase the share capital by up to nominally DKK 150,000.00 by share issuance in one or more rounds until 1 September 2018 against cash payment of a subscription price set at the market price of B shares from time to time as reasonably assessed by the board of directors on the following conditions:

• De nye aktier skal være B-aktier,	• The new shares shall be B shares;

• De nye aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• De nye aktier skal give ret til udbytte i	• The new shares will carry dividend

Selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af aktierne,	rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the Company as from the day of subscription;

• Bortset fra aktier, der tegnes i henhold til investeringsaftale af 19. januar 2013 mellem aktionærerne og selskabet, skal de nye aktier være undergivet de eksisterende aktionærers fortegningsret,

•                  Except for shares subscribed for in accordance with the investment agreement dated 19 January 2013 between the shareholders and the company, the existing shareholders shall have a pre-emptive right to subscribe for the new shares;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser, og	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

4 R.	4 R.

Generalforsamlingen har den 4. oktober 2013 truffet beslutning om at udstede i alt 2.500 warrants til en af Selskabets konsulenter uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 2.500 A-aktier i Selskabet til kr. 70,0610 pr. aktie af nominelt DKK 1.

On 4 October 2013, the general meeting has passed a resolution to grant a total of 2,500 warrants to one of the Company’s consultants without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 2,500 in the Company at a price of DKK 70.0610 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Bilag 3, punkt 1.4, 2, 3.1, 3.2, 4, 5 og 6, finder ikke anvendelse.	(i) Clauses 1.4, 2, 3.1, 3.2, 4, 5 and 6 of schedule 3 do not apply.

(ii) Uanset om andet måtte fremgå af bilag 3, skal de tildelte warrants anses for tildelt den 1. oktober 2013.	(ii) Irrespective of anything to the contrary in schedule 3, the warrants shall be deemed granted on 1 October 2013.

(iii) Uanset om andet måtte fremgå af bilag 3, er de tildelte warrants optjent 30. september 2014.	(iii) Irrespective of anything to the contrary in schedule 3, the warrants shall vest on 30 September 2014.

(iv)                Uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes i perioden fra den 30. september 2014 til den 30. april 2015 (begge dage inklusive), og de tildelte warrants skal bortfalde den 1. maj 2015 uden videre og uden kompensation.

(iv)                Irrespective of anything to the contrary in schedule 3, the warrants may only be exercised during the period from 30 September 2014 to 30 April 2015 (both dates inclusive) and the warrants shall lapse on 1 May 2015 without further notice or compensation.

(v) Uanset punkt (iii) og (iv) ovenfor og	(v) Irrespective of clauses (iii) and

såfremt der indkaldes til generalforsamling i selskabet med et dagsordenpunkt, foreslået eller godkendt af bestyrelsen, om udlodning af udbytte, kan warrantmodtageren vælge at lade nogle af eller alle de tildelte warrants være optjent og blive udnyttet før generalforsamlingen. Selskabet underretter warrantmodtageren om sådant en generalforsamling samtidig med underretning herom til aktionærerne. Warrantmodtageren skal give skriftlig meddelelse til selskabets bestyrelse om det antal warrants som måtte ønskes udnyttet senest 7 dage efter afsendelsen af selskabets underretning til warrantmodtageren.

(iv)                above, in case a general meeting of the Company is convened with the declaration of dividend suggested or approved by the board of directors on the agenda, the warrant holder has the option to let some or all of the warrants vest and be exercised prior to the general meeting. The Company gives the warrant holder notice of such a general meeting at the same time as notice is given to the shareholders hereof. The warrant holder shall notify the Company’s board of directors in writing of the number of warrants, if any, to be exercised within 7 days from the posting of the Company’s notice.

(vi)                Uanset punkt (iii) og (iv) ovenfor og såfremt 100 procent af aktierne i selskabet sælges, er de tildelte warrants optjent og kan udnyttes umiddelbart før salget. Proceduren i punkt 6.6 i bilag 3 skal følges, og de warrants, som ikke udnyttes, bortfalder uden videre og uden kompensation.

(vi)                Irrespective of clauses (iii) and (iv) above, in case of a sale of 100 per cent of the shares of the Company, the warrants shall vest and may be exercised immediately before the sale. The procedure in clause 6.6 of schedule 3 shall apply and warrants that are not exercised shall lapse without further notice or compensation.

(vii) Uanset punkt (iv), (v) og (vi) ovenfor og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes på betingelse	(vii) Irrespective of clauses (iv), (v) and (vi) above and of anything to the contrary in schedule 3, the warrants may only be exercised on af, at warrantmodtagerens engagement med selskabet og/eller Forward Pharma GmbH på tidspunktet for den begivenhed, der udløser retten til at udnytte de tildeltes warrants ikke er opsagt, uanset om opsigelsen er givet af warrantmodtageren eller af selskabet og/eller Forward Pharma GmbH.

the condition that the warrant holder at the time of the event that entitles the warrant holder to exercise the warrants is not under notice to terminate his engagement with the Company and/or Forward Pharma GmbH, irrespective of whether the notice of termination is delivered by the warrant holder or by the Company and/or Forward Pharma GmbH.

(viii) Såfremt punkt (vii) ovenfor ikke kan opretholdes som følge af præceptive regler, skal punkt (vii) finde anvendelse så vidt det er muligt til opfyldelse af hensigten med punktet.	(viii) In case clause (vii) above cannot be enforced according to mandatory statutory provisions, clause (vii) shall apply to the widest possible extent to fulfil the intentions of the clause.

(ix) Uanset punkt (vii) ovenfor skal de følgende begivenheder ikke begrænse warrantmodtagerens adgang til at udnytte de tildelte warrants:	(ix) Irrespective of clause (vii) above, the following events shall not restrict the right to exercise the warrants:

(a)      I tilfælde af warrantmodtagerens død er warrantmodtagerens bo og/eller arvinger berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens

(a)      In case of the warrant holder’s death, the warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every

warrants og aktier tegnet ved udnyttelse af disse warrants.	respect.

(b) I tilfælde af warrantmodtagerens pension efter det fyldte 65. år eller invalidepensionering.	(b) In case of the warrant holder’s retirement after reaching the age of 65 or retirement due to invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 2.500,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 2,500, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 7,00610 svarende til DKK 70,0610 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 7.00610, corresponding to DKK 70.0610 per A-share of nominally DKK 1.00;

•      De nye aktier skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af aktierne,

•      The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the Company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til en af Selskabets konsulenter,

•      The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to one of the Company’s consultants;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som warrantmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 S.	4 S.

Generalforsamlingen har den 4. oktober 2013 truffet beslutning om at udstede i alt 9.360 warrants til en medarbejder i Selskabets tyske datterselskab uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 9.360 A-aktier i Selskabet til kr. 150,00 pr. aktie af nominelt DKK 1.

On 4 October 2013, the general meeting has passed a resolution to grant a total of 9,360 warrants to an employee of the Company’s German subsidiary without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 9,360 in the Company at a price of DKK 150.00 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Bilag 3, punkt 1.4, 2, 3.1, 3.2, 4, 5 og 6, finder ikke anvendelse.	(i) Clauses 1.4, 2, 3.1, 3.2, 4, 5 and 6 of schedule 3 do not apply.

(ii) Uanset om andet måtte fremgå af bilag 3, skal de tildelte warrants anses for tildelt den 1. oktober 2013.	(ii) Irrespective of anything to the contrary in schedule 3, the warrants shall be deemed granted on 1 October 2013.

(iii) Uanset om andet måtte fremgå af bilag 3, er de tildelte warrants optjent 30. september 2014.	(iii) Irrespective of anything to the contrary in schedule 3, the warrants shall vest on 30 September

2014.

(iv) Uanset om andet måtte fremgå af bilag 3 kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtageren ikke har udnyttet nogen til ham af selskabet tidligere tildelte warrants.

(iv)     Irrespective of anything to the contrary in schedule 3, the warrants may only be exercised on the condition that the warrant holder has not exercised any other warrants previously granted to him by the Company.

(v)      Under iagttagelse af punkt (iv) og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes i perioden fra den 30. september 2014 til den 30. april 2015 (begge dage inklusive), og de tildelte warrants skal bortfalde den 1. maj 2015 uden videre og uden kompensation.

(v)      Subject to clause (iv) above and irrespective of anything to the contrary in schedule 3, the warrants may only be exercised during the period from 30 September 2014 to 30 April 2015 (both dates inclusive) and the warrants shall lapse on 1 May 2015 without further notice or compensation.

(vi)     Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt der indkaldes til generalforsamling i selskabet med et dagsordenpunkt, foreslået eller godkendt af bestyrelsen, om udlodning af udbytte, kan warrantmodtageren vælge at lade nogle af eller alle de tildelte warrants være optjent og blive udnyttet før generalforsamlingen. Selskabet underretter warrantmodtageren om sådant en generalforsamling samtidig med underretning herom til aktionærerne. Warrantmodtageren skal give skriftlig meddelelse til selskabets bestyrelse

(vi)     Subject to clause (iv) above and irrespective of clauses (f)(iii) and (f)(iv) above, in case a general meeting of the Company is convened with the declaration of dividend suggested or approved by the board of directors on the agenda, the warrant holder has the option to let some or all of the warrants vest and be exercised prior to the general meeting. The Company gives the warrant holder notice of such a general meeting at the same time as notice is given to the shareholders hereof. The warrant holder shall notify the

om det antal warrants som måtte ønskes udnyttet senest 7 dage efter afsendelsen af selskabets underretning til warrantmodtageren.	Company’s board of directors in writing of the number of warrants, if any, to be exercised within 7 days from the posting of the Company’s notice.

(vii)    Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt 100 procent af aktierne i selskabet sælges, er de tildelte warrants optjent og kan udnyttes umiddelbart før salget. Proceduren i punkt 6.6 i bilag 3 skal følges, og de warrants, som ikke udnyttes, bortfalder uden videre og uden kompensation.

(vii)    Subject to clause (iv) above and irrespective of clauses (f)(iii) and (v) above, in case of a sale of 100 per cent of the shares of the Company, the warrants shall vest and may be exercised immediately before the sale. The procedure in clause 6.6 of schedule 3 shall apply and warrants that are not exercised shall lapse without further notice or compensation.

(viii)   Uanset punkt (v), (vi) og (vii) ovenfor og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtagerens engagement med selskabet og/eller Forward Pharma GmbH på tidspunktet for den begivenhed, der udløser retten til at udnytte de tildeltes warrants ikke er opsagt, uanset om opsigelsen er givet af warrantmodtageren eller af selskabet og/eller Forward Pharma GmbH.

(viii)   Irrespective of clauses (v), (vi) and (vii) above and of anything to the contrary in schedule 3, the warrants may only be exercised on the condition that the warrant holder at the time of the event that entitles the warrant holder to exercise the warrants is not under notice to terminate his engagement with the Company and/or Forward Pharma GmbH, irrespective of whether the notice of termination is delivered by the warrant holder or by the Company and/or Forward Pharma GmbH.

(ix) Såfremt punkt (viii) ovenfor ikke	(ix) In case clause (viii) above cannot

kan opretholdes som følge af præceptive regler, skal punkt (viii) finde anvendelse så vidt det er muligt til opfyldelse af hensigten med punktet.	be enforced according to mandatory statutory provisions, clause (f)(vii) shall apply to the widest possible extent to fulfil the intentions of the clause.

(x) Uanset punkt (viii) ovenfor skal de følgende begivenheder ikke begrænse warrantmodtagerens adgang til at udnytte de tildelte warrants:	(x) Irrespective of clause (viii) above, the following events shall not restrict the right to exercise the warrants:

(a)    I tilfælde af warrantmodtagerens død er warrantmodtagerens bo og/eller arvinger berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(a)    In case of the warrant holder’s death, the warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(b) I tilfælde af warrantmodtagerens pension efter det fyldte 65. år eller invalidepensionering.	(b) In case of the warrant holder’s retirement after reaching the age of 65 or retirement due to invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 9.360,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 9,360, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 15,00 svarende til DKK 150,00 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 15.000, corresponding to DKK 150.00 per A-share of nominally DKK 1.00;

•         De nye aktier skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af aktierne,

•         The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the Company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til en medarbejder i Selskabets tyske datterselskab,

•         The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to an employee of the Company’s German subsidiary;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret	• The pre-emption rights attached to the new shares shall not be subject to any

ved fremtidige kapitalforhøjelser,	restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som warrantmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 T.	4 T.

Generalforsamlingen har den 4. oktober 2013 truffet beslutning om at udstede i alt 18.719 warrants til en af Selskabets direktører uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 18.719 A-aktier i Selskabet til kr. 150,00 pr. aktie af nominelt DKK 1.

On 4 October 2013, the general meeting has passed a resolution to grant a total of 18,719 warrants to a member of the Company’s management board without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 18,719 in the Company at a price of DKK 150.00 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Bilag 3, punkt 1.4, 2, 3.1, 3.2, 4, 5 og 6, finder ikke anvendelse.	(i) Clauses 1.4, 2, 3.1, 3.2, 4, 5 and 6 of schedule 3 do not apply.

(ii) Uanset om andet måtte fremgå af bilag 3, skal de tildelte warrants anses for tildelt den 1. oktober 2013.	(ii) Irrespective of anything to the contrary in schedule 3, the warrants shall be deemed granted on 1 October 2013.

(iii) Uanset om andet måtte fremgå af bilag 3, er de tildelte warrants optjent 30. september 2014.	(iii) Irrespective of anything to the contrary in schedule 3, the warrants shall vest on 30 September 2014.

(iv)     Uanset om andet måtte fremgå af bilag 3 kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtageren ikke har udnyttet nogen af de 18.719 warrants tildelt til ham af selskabet den 1. april 2012.

(iv)     Irrespective of anything to the contrary in schedule 3, the warrants may only be exercised on the condition that the warrant holder has not exercised any of the 18,719 warrants granted to the warrant holder on 1 April 2012.

(v) Under iagttagelse af punkt (iv) og	(v) Subject to clause (iv) above and irrespective of anything to the uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes i perioden fra den 30. september 2014 til den 30. april 2015 (begge dage inklusive), og de tildelte warrants skal bortfalde den 1. maj 2015 uden videre og uden kompensation.

contrary in schedule 3, the warrants may only be exercised during the period from 30 September 2014 to 30 April 2015 (both dates inclusive) and the warrants shall lapse on 1 May 2015 without further notice or compensation.

(vi)     Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt der indkaldes til generalforsamling i selskabet med et dagsordenpunkt, foreslået eller godkendt af bestyrelsen, om udlodning af udbytte, kan warrantmodtageren vælge at lade nogle af eller alle de tildelte warrants være optjent og blive udnyttet før generalforsamlingen. Selskabet underretter warrantmodtageren om sådant en generalforsamling samtidig med underretning herom til aktionærerne. Warrantmodtageren skal give skriftlig meddelelse til selskabets bestyrelse om det antal warrants som måtte ønskes udnyttet senest 7 dage efter afsendelsen af selskabets underretning til warrantmodtageren.

(vi)     Subject to clause (iv) above and irrespective of clauses (iii) and (v) above, in case a general meeting of the Company is convened with the declaration of dividend suggested or approved by the board of directors on the agenda, the warrant holder has the option to let some or all of the warrants vest and be exercised prior to the general meeting. The Company gives the warrant holder notice of such a general meeting at the same time as notice is given to the shareholders hereof. The warrant holder shall notify the Company’s board of directors in writing of the number of warrants, if any, to be exercised within 7 days from the posting of the Company’s notice.

(vii) Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt 100 procent af aktierne i selskabet sælges, er de tildelte warrants optjent og kan udnyttes

(vii)    Subject to clause (iv) above and irrespective of clauses (iii) and (v) above, in case of a sale of 100 per cent of the shares of the Company, the warrants shall vest and may be exercised immediately before

umiddelbart før salget. Proceduren i punkt 6.6 i bilag 3 skal følges, og de warrants, som ikke udnyttes, bortfalder uden videre og uden kompensation.	the sale. The procedure in clause 6.6 of the Terms shall apply and warrants that are not exercised shall lapse without further notice or compensation.

(viii)   Uanset punkt (v), (vi) og (vii) ovenfor og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtagerens ansættelse eller engagement med selskabet og/eller Forward Pharma GmbH på tidspunktet for den begivenhed, der udløser retten til at udnytte de tildeltes warrants ikke er opsagt, uanset om opsigelsen er givet af warrantmodtageren eller af selskabet og/eller Forward Pharma GmbH.

(viii)   Irrespective of clauses (v), (vi) and (vii) above and of anything to the contrary in the Terms, the warrants may only be exercised on the condition that the warrant holder at the time of the event that entitles the warrant holder to exercise the warrants is not under notice to quit his employment or to terminate his engagement with the Company and/or Forward Pharma GmbH, irrespective of whether the notice to quit and/or of termination is delivered by the warrant holder or by the Company and/or Forward Pharma GmbH.

(ix) Såfremt punkt (viii) ovenfor ikke kan opretholdes som følge af præceptive regler, skal punkt (viii) finde anvendelse så vidt det er muligt til opfyldelse af hensigten med punktet.	(ix) In case clause (viii) above cannot be enforced according to mandatory statutory provisions, clause (viii) shall apply to the widest possible extent to fulfil the intentions of the clause.

(x) Uanset punkt (viii) ovenfor skal de følgende begivenheder ikke begrænse warrantmodtagerens adgang til at udnytte de tildelte warrants:	(x) Irrespective of clause (viii) above, the following events shall not restrict the right to exercise the warrants:

(a)      I tilfælde af warrantmodtagerens død er warrantmodtagerens bo og/eller arvinger berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(a)      In case of the warrant holder’s death, the warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(b) I tilfælde af warrantmodtagerens pension efter det fyldte 65. år eller invalidepensionering.	(b) In case of the warrant holder’s retirement after reaching the age of 65 or retirement due to invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 18.719,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 18,719, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 15,00 svarende til DKK 150,00 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 15.000, corresponding to DKK 150.00 per A-share of nominally DKK 1.00;

•         De nye aktier skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af aktierne,

•         The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the Company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til en af Selskabets direktører,

•         The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to a member of the Company’s management board;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som warrantmodtageren ønsker at tegne, skal indbetales senest samtidig	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in

med tegningen af de pågældende aktier, og	full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 U.	4 U.

Generalforsamlingen har den 4. oktober 2013 truffet beslutning om at udstede i alt 6.872 warrants til en medarbejder i Selskabets tyske datterselskab uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 5.000 A-aktier i Selskabet til kr. 70.0610 pr. aktie af nominelt DKK 1 og for indtil nominelt DKK 1.872 A-aktier i Selskabet til kr. 150,00 pr. aktie af nominelt DKK 1.

On 4 October 2013, the general meeting has passed a resolution to grant a total of 6,872 warrants to an employee of the Company’s German subsidiary without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 5,000 in the Company at a price of DKK 70.0610 per share of nominally DKK 1 and for A-shares of a nominal value up to DKK 1,872 in the Company at a price of DKK 150.00 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to

ændret ved generalforsamlingsbeslutning af 30. september 2014):	subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Bilag 3, punkt 1.4, 2, 3.1, 3.2, 4, 5 og 6, finder ikke anvendelse.	(i) Clauses 1.4, 2, 3.1, 3.2, 4, 5 and 6 of schedule 3 do not apply.

(ii) Uanset om andet måtte fremgå af bilag 3, skal de tildelte warrants anses for tildelt den 1. oktober 2013.	(ii) Irrespective of anything to the contrary in schedule 3, the warrants shall be deemed granted on 1 October 2013.

(iii) Uanset om andet måtte fremgå af bilag 3, er de tildelte warrants optjent 30. september 2014.	(iii) Irrespective of anything to the contrary in schedule 3, the warrants shall vest on 30 September 2014.

(iv) Uanset om andet måtte fremgå af bilag 3 kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtageren ikke har udnyttet nogen til ham af selskabet tidligere tildelte warrants.

(iv)                Irrespective of anything to the contrary in schedule 3, the warrants may only be exercised on the condition that the Warrant holder has not exercised any other warrants previously granted to him by the Company.

(v)                   Under iagttagelse af punkt (iv) og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes i perioden fra den 30. september 2014 til den 30. april 2015 (begge dage inklusive), og de tildelte warrants skal bortfalde den 1. maj 2015 uden videre og uden kompensation.

(v)                   Subject to clause (iv) above and irrespective of anything to the contrary in schedule 3, the warrants may only be exercised during the period from 30 September 2014 to 30 April 2015 (both dates inclusive) and the warrants shall lapse on 1 May 2015 without further notice or compensation.

(vi)     Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt der indkaldes til generalforsamling i selskabet med et dagsordenpunkt, foreslået eller godkendt af bestyrelsen, om udlodning af udbytte, kan warrantmodtageren vælge at lade nogle af eller alle de tildelte warrants være optjent og blive udnyttet før generalforsamlingen. Selskabet underretter warrantmodtageren om sådant en generalforsamling samtidig med underretning herom til aktionærerne. Warrantmodtageren skal give skriftlig meddelelse til selskabets bestyrelse om det antal warrants som måtte ønskes udnyttet senest 7 dage efter afsendelsen af selskabets underretning til warrantmodtageren.

(vi)     Subject to clause (iv) above and irrespective of clauses (iii) and (v) above, in case a general meeting of the Company is convened with the declaration of dividend suggested or approved by the board of directors on the agenda, the warrant holder has the option to let some or all of the warrants vest and be exercised prior to the general meeting. The Company gives the warrant holder notice of such a general meeting at the same time as notice is given to the shareholders hereof. The warrant holder shall notify the Company’s board of directors in writing of the number of warrants, if any, to be exercised within 7 days from the posting of the Company’s notice.

(vii)    Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt 100 procent af aktierne i selskabet sælges, er de tildelte warrants optjent og kan udnyttes umiddelbart før salget. Proceduren i punkt 6.6 i bilag 3 skal følges, og de warrants, som ikke udnyttes, bortfalder uden videre og uden kompensation.

(vii)    Subject to clause (iv) above and irrespective of clauses (iii) and (v) above, in case of a sale of 100 per cent of the shares of the Company, the warrants shall vest and may be exercised immediately before the sale. The procedure in clause 6.6 of schedule 3 shall apply and warrants that are not exercised shall lapse without further notice or compensation.

(viii) Uanset punkt (v), (vi) og (vii) ovenfor	(viii) Irrespective of clauses (v), (vi)

og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtagerens ansættelse hos Forward Pharma GmbH på tidspunktet for den begivenhed, der udløser retten til at udnytte de tildeltes warrants ikke er opsagt, uanset om opsigelsen er givet af warrantmodtageren eller af Forward Pharma GmbH.

and (vii) above and of anything to the contrary in schedule 3, the warrants may only be exercised on the condition that the warrant holder at the time of the event that entitles the warrant holder to exercise the warrants is not under notice to quit his employment with Forward Pharma GmbH, irrespective of whether the notice to quit is delivered by the warrant holder or by Forward Pharma GmbH.

(ix) Såfremt punkt (viii) ovenfor ikke kan opretholdes som følge af præceptive regler, skal punkt (viii) finde anvendelse så vidt det er muligt til opfyldelse af hensigten med punktet.	(ix) In case clause (viii) above cannot be enforced according to mandatory statutory provisions, clause (viii) shall apply to the widest possible extent to fulfil the intentions of the clause.

(x) Uanset punkt (viii) ovenfor skal de følgende begivenheder ikke begrænse warrantmodtagerens adgang til at udnytte de tildelte warrants:	(x) Irrespective of clause (viii) above, the following events shall not restrict the right to exercise the warrants:

(a)      I tilfælde af warrantmodtagerens død er warrantmodtagerens bo og/eller arvinger berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens

(a)      In case of the warrant holder’s death, the warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every

warrants og aktier tegnet ved udnyttelse af disse warrants.	respect.

(b) I tilfælde af warrantmodtagerens pension efter det fyldte 65. år eller invalidepensionering.	(b) In case of the warrant holder’s retirement after reaching the age of 65 or retirement due to invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 6,872,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 6,872, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

•      Kapitalforhøjelsen for så vidt angår de første 5.000 warrants sker til kurs 7,00610 svarende til DKK 70,0610 pr. A-aktie à nominelt DKK 1,00 og sker for så vidt angår de sidste 1.872 warrants til kurs 15,00 svarende til DKK 150,00 per A-aktie à nominelt DKK 1,00,

•      The subscription of 5,000 of the warrants will be made at a subscription rate of 7.00610, corresponding to DKK 70.0610 per A-share of nominally DKK 1.00 and subscription of 1,872 of the warrants will be made at a subscription rate of 15.00, corresponding to DKK 150.00 per A-share of nominally DKK 1.00;

• De nye aktier skal give ret til udbytte i	• The new shares will carry dividend rights for the financial year in which

Selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af aktierne,	subscription is made on equal terms with the existing shares as well as other rights in the Company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til en medarbejder i Selskabets tyske datterselskab,

•      The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to an employee of the Company’s German subsidiary;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som warrantmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

The estimated costs to be borne by the

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	Company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 V.	4 V.

Generalforsamlingen har den 4. oktober 2013 truffet beslutning om at udstede i alt 9.360 warrants til en af Selskabets konsulenter uden fortegningsret for Selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 9.360 A-aktier i Selskabet til kr. 150,00 pr. aktie af nominelt DKK 1.

On 4 October 2013, the general meeting has passed a resolution to grant a total of 9,360 warrants to one of the Company’s consultants without any pre-emption rights for the Company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 9,360 in the Company at a price of DKK 150.00 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af warrants fremgår af bilag 3, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af Selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til nærværende bestemmelse (som ændret ved generalforsamlingsbeslutning af 30. september 2014):

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the Company. However, the following special terms apply to subscription and exercise of the warrants under this clause (as amended by resolution of the general meeting dated 30 September 2014):

(i) Bilag 3, punkt 1.4, 2, 3.1, 3.2, 4, 5 og 6, finder ikke anvendelse.	(i) Clauses 1.4, 2, 3.1, 3.2, 4, 5 and 6 of schedule 3 do not apply.

(ii) Uanset om andet måtte fremgå af bilag 3, skal de tildelte warrants anses for tildelt den 1. oktober 2013.	(ii) Irrespective of anything to the contrary in schedule 3 , the warrants shall be deemed granted on 1 October 2013.

(iii) Uanset om andet måtte fremgå af bilag 3, er de tildelte warrants optjent 30. september 2014.	(iii) Irrespective of anything to the contrary in schedule 3, the warrants shall vest on 30 September 2014.

(iv)     Uanset om andet måtte fremgå af bilag 3 kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtageren ikke har udnyttet nogen af de 9.360 warrants tildelt til warrantmodtageren af selskabet den 1. april 2012.

(iv)     Irrespective of anything to the contrary in schedule 3, the warrants may only be exercised on the condition that the warrant holder has not exercised any of the 9,360 warrants granted to the warrant holder by the Company on 1 April 2012.

(v)      Under iagttagelse af punkt (iv) og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes i perioden fra den 30. september 2014 til den 30. april 2015 (begge dage inklusive), og de tildelte warrants skal bortfalde den 1. maj 2015 uden videre og uden kompensation.

(v)      Subject to clause (iv) above and irrespective of anything to the contrary in schedule 3, the warrants may only be exercised during the period from 30 September 2014 to 30 April 2015 (both dates inclusive) and the warrants shall lapse on 1 May 2015 without further notice or compensation.

(vi)     Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt der indkaldes til generalforsamling i selskabet med et dagsordenpunkt, foreslået eller godkendt af bestyrelsen, om udlodning af udbytte, kan warrantmodtageren vælge at lade nogle af eller alle de tildelte warrants være optjent og blive udnyttet før generalforsamlingen. Selskabet underretter

(vi)     Subject to clause (iv) above and irrespective of clauses (iii) and (v) above, in case a general meeting of the Company is convened with the declaration of dividend suggested or approved by the board of directors on the agenda, the warrant holder has the option to let some or all of the warrants vest and be exercised prior to the general meeting. The Company warrantmodtageren om sådant en generalforsamling samtidig med underretning herom til aktionærerne. Warrantmodtageren skal give skriftlig meddelelse til selskabets bestyrelse om det antal warrants som måtte ønskes udnyttet senest 7 dage efter afsendelsen af selskabets underretning til warrantmodtageren.

gives the warrant holder notice of such a general meeting at the same time as notice is given to the shareholders hereof. The warrant holder shall notify the Company’s board of directors in writing of the number of warrants, if any, to be exercised within 7 days from the posting of the Company’s notice.

(vii)    Under iagttagelse af punkt (iv) og uanset punkt (iii) og (v) ovenfor og såfremt 100 procent af aktierne i selskabet sælges, er de tildelte warrants optjent og kan udnyttes umiddelbart før salget. Proceduren i punkt 6.6 i bilag 3 skal følges, og de warrants, som ikke udnyttes, bortfalder uden videre og uden kompensation.

(vii)    Subject to clause (iv) above and irrespective of clauses (iii) and (v) above, in case of a sale of 100 per cent of the shares of the Company, the warrants shall vest and may be exercised immediately before the sale. The procedure in clause 6.6 of schedule 3 shall apply and warrants that are not exercised shall lapse without further notice or compensation.

(viii)   Uanset punkt (v), (vi) og (vii) ovenfor og uanset om andet måtte fremgå af bilag 3, kan de tildelte warrants kun udnyttes på betingelse af, at warrantmodtagerens ansættelse hos Forward Pharma GmbH på tidspunktet for den begivenhed, der udløser retten til at udnytte de tildeltes warrants ikke er opsagt, uanset om opsigelsen er givet af warrantmodtageren eller af Forward Pharma GmbH.

(viii)   Irrespective of clauses (v), (vi) and (vii) above and of anything to the contrary in schedule 3, the warrants may only be exercised on the condition that the warrant holder at the time of the event that entitles the warrant holder to exercise the warrants is not under notice to quit her employment with Forward Pharma GmbH, irrespective of whether the notice to quit is delivered by the warrant holder or by Forward Pharma GmbH.

(ix) Såfremt punkt (viii) ovenfor ikke kan opretholdes som følge af præceptive regler, skal punkt (viii) finde anvendelse så vidt det er muligt til opfyldelse af hensigten med punktet.	(ix) In case clause (viii) above cannot be enforced according to mandatory statutory provisions, clause (viii) shall apply to the widest possible extent to fulfil the intentions of the clause.

(x) Uanset punkt (viii) ovenfor skal de følgende begivenheder ikke begrænse warrantmodtagerens adgang til at udnytte de tildelte warrants:	(x) Irrespective of clause (viii) above, the following events shall not restrict the right to exercise the warrants:

(a)      I tilfælde af warrantmodtagerens død er warrantmodtagerens bo og/eller arvinger berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(a)      In case of the warrant holder’s death, the warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(b) I tilfælde af warrantmodtagerens pension efter det fyldte 65. år eller invalidepensionering.	(b) In case of the warrant holder’s retirement after reaching the age of 65 or retirement due to invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse warrants hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 9.360,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 9,360, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 15,00 svarende til DKK 150,00 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 15.000, corresponding to DKK 150.00 per A-share of nominally DKK 1.00;

•                  De nye aktier skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i Selskabet fra og med datoen for tegningen af aktierne,

•                  The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the Company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte warrants, som udstedes til en af Selskabets konsulenter,

•                  The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the abovementioned warrants issued to a consultant of the Company;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til Selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the Company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som warrantmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the Company in connection with the capital increase are approximately DKK 10,000 + VAT.

4 W.	4 W.

Generalforsamlingen har den 11. juni 2014 truffet beslutning om at udstede i alt 4.997 tegningsoptioner til en af selskabets konsulenter uden fortegningsret for selskabets aktionærer. De udstedte tegningsoptioner giver ret til at tegne for indtil nominelt DKK 4.997 A-aktier i selskabet til kr. 70,0610 pr. aktie af nominelt DKK 1.

On 11 June 2014, the general meeting has passed a resolution to grant a total of 4,997 warrants to one of the company’s consultants without any pre-emption rights for the company’s shareholders. The warrants entitle the holder to subscribe for A-shares of a nominal value up to DKK 4,997 in the company at a price of

DKK 70.0610 per share of nominally DKK 1.

De nærmere vilkår for tegning og udnyttelse af tegningsoptioner fremgår af bilag 3 til selskabets vedtægter, der udgør generalforsamlingens fuldstændige forslag og er en integreret del af selskabets vedtægter. Dog gælder følgende særlige vilkår for tegning og udnyttelse af tegningsoptionerne i henhold til nærværende bestemmelse:

The specific terms governing the subscription and exercise of the warrants are set out in schedule 3 to the company’s articles of association, which constitutes the complete resolution of the general meeting and is an integral part of the articles of association of the company. However, the following special terms apply to subscription and exercise of the warrants under this clause:

(i) Uanset punkt 1.4 i bilag 3 skal tegningsoptionerne anses for tildelt den 1. maj 2014.	(i) Irrespective of clause 1.4 in schedule 3, the warrants shall be deemed granted on 1 May 2014.

(ii)          Uanset punkt 2.1, 1. og 2. punktum, i bilag 3, skal 3.000 stk. af de tildelte tegningsoptioner være optjent med det samme, mens de resterende 1.997 stk. af de tildelte tegningsoptioner optjenes lineært og successivt over en periode på 18 måneder. Endvidere skal 100 procent af de tildelte tegningsoptioner være optjent såfremt en af følgende begivenheder er gennemført senest den 30. september 2014 (en “Change of Control Event”):

(ii)          Irrespective of clause 2.1, first and second paragraph, in schedule 3,3,000 of the warrants shall vest immediately and the remaining 1,997 of the warrants shall vest linearly and successively over a period of 18 months. Further, 100 per cent of the warrants shall vest provided that one of the following events is completed on or prior to 30 September 2014 (a “Change of Control Event”):

(a)                   overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen og stemmerettighederne i selskabet,

(a) transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital or voting rights in the

eller	company, or

(b)                   overdragelse og/eller licensering til en tredjepart af alle eller dele af Selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate.

(b)                   transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the company, including intellectual property rights related to drug products comprising dimethylfumarate.

Ved definitionen af Change of Control Event er en investeringsfond eller andet investeringsselskab, der direkte eller indirekte er ledet af Florian Schönharting, ikke omfattet af begrebet “tredjepart”.

For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund or other investment vehicle managed directly or indirectly by Florian Schönharting.

(iii)       Tegningsoptionsmodtageren kan udnytte de tildelte tegningsoptioner i tilfælde af en Change of Control Event. Punkt 6.6 i bilag 3 finder tilsvarende anvendelse i tilfælde af en Change of Control Event.

(iii) The warrant holder may in the event of a Change of Control Event exercise all warrants. Clause 6.6 in schedule 3 shall apply accordingly in the event of a Change of Control Event.

(iv)      Uanset punkt 3.1 i bilag 3, kan optjente tegningsoptioner kun udnyttes i perioden fra datoen for tildelingen til den 30. juni 2016 (begge dage inklusive), og tegningsoptionerne bortfalder den 1. juli 2016 uden yderligere varsel og uden kompensation.

(iv)      Irrespective of clause 3.1 in schedule 3, vested warrants may only be exercised during the period from the date of the grant to 30 June 2016 (both dates inclusive) and the warrants shall lapse on 1 July 2016 without further notice or compensation.

(v) Punkt 4 i bilag 3 erstattes af følgende:	(v) Clause 4 in schedule 3 shall be replaced by the following:

(a)                   Såfremt selskabet opsiger tegningsoptionsmodtagerens ansættelses- eller konsulentforhold, uden at der foreligger misligholdelse fra tegningsoptionsmodtagerens side, bortfalder alle ikke-optjente tegningsoptioner på tidspunktet for opsigelsen automatisk og uden kompensation. Tegningsoptioner, der er optjent ret til berøres ikke af opsigelsen.

(a)                   If the company terminates the warrant holder’s employment or engagement with the company without cause (in Danish: misligholdelse) on the part of the warrant holder, all warrants that have not vested at the termination shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the termination.

(b)                   I tilfælde af selskabets ophævelse af ansættelses- eller konsulentforholdet som følge af tegningsoptionsmodtagerens misligholdelse, bortfalder alle, både optjente og ikke-optjente, tegningsoptioner automatisk og uden kompensation.

(b)                   In case of termination of the employment or engagement with the company by the company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(c)                    I tilfælde af tegningsoptionsmodtagerens opsigelse af ansættelses- eller konsulentforholdet, uden at der foreligger væsentlig misligholdelse fra selskabets side, bortfalder alle, både optjente og ikke-optjente, tegningsoptioner automatisk og uden kompensation.

(c)                    In case of the warrant holder’s termination of the employment or engagement with the company without material cause (in Danish: væsentlig misligholdelse) on the part of the company, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(d)                   I tilfælde af tegningsoptionsmodtagerens ophævelse af ansættelses- eller konsulentforholdet som følge af selskabets væsentlige misligholdelse, får opsigelsen ingen indflydelse på hverken optjente og ikke-optjente tegningsoptioner.

(d)                   In case of the warrant holder’s termination of the employment or engagement with the company as a consequence of material cause on the part of the company, all warrants, whether vested or not, shall remain unaffected by the termination.

(e)                    Ved tegningsoptionsmodtagerens død bortfalder alle ikke-optjente tegningsoptioner automatisk og uden kompensation. tegningsoptionsmodtagerens bo og/eller arvinger er berettiget til at overtage tegningsoptionsmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente tegningsoptioner, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for tegningsoptionsmodtagerens tegningsoptioner og aktier tegnet ved udnyttelse af disse tegningsoptioner.

(e)                    At the warrant holder’s death all warrants that have not vested shall lapse without any further notice and without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(f)                     I tilfælde af tegningsoptionsmodtagerens pension på grund af alder eller invaliditet, bortfalder alle ikke-optjente tegningsoptioner på tidspunktet for pensioneringen eller invalideringen automatisk og uden kompensation. Tegningsoptioner, der er optjent ret til berøres ikke af opsigelsen.

(f)                     In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

I konsekvens heraf har generalforsamlingen samtidig truffet beslutning om den til disse tegningsoptioner hørende kontante kapitalforhøjelse på følgende vilkår:	Consequently, the general meeting has also passed a resolution regarding the capital increase in cash relating to the warrants on the following terms and conditions:

• Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 1,00 henholdsvis DKK 4.997,	• The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 1.00 and nominally 4,997, respectively;

• De nye A-aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	• The new A-shares will be divided into shares of nominally DKK 1.00 or multiples hereof;

• Kapitalforhøjelsen sker til kurs 7.006,10 svarende til DKK 70,0610 pr. A-aktie a nominelt DKK 1,00,	• The subscription will be made at a subscription rate of 7,006.10, corresponding to DKK 70.0610 per A-share of nominally DKK 1.00;

•                  De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,

•                  The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the company as from the day of subscription;

• De nye aktier skal være A-aktier,	• The new shares shall be A-shares;

• Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af ovennævnte tegningsoptioner, som udstedes til en af selskabets konsulenter,

•                  The capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on the above mentioned warrants issued to a consultant of the company;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i bilag 3 til selskabets vedtægter indeholdte bestemmelser herom,	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in schedule 3 of the company’s articles of association;

• Det fulde beløb til tegning af det antal aktier, som tegningsoptionsmodtageren ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The subscription amount for the number of shares which the warrant holder wishes to subscribe for, shall be paid in full no later than at the time of subscription of the shares; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer.	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 + moms.	The estimated costs to be borne by the company in connection with the capital increase are approximately DKK 10,000 + VAT.

4aa	4aa

Bestyrelsen er i perioden indtil 1. juni 2019 bemyndiget til, ad én eller flere gange, uden fortegningsret for selskabets eksisterende aktionærer, at udstede op til 120.000 warrants, der hver giver ret til at tegne en A-aktie a nominelt DKK 1,00, til dets medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter og/eller medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer

In the period until 1 June 2019, the board of directors is authorized, in one or more rounds, without pre-emption rights for the company’s existing shareholders, to issue up to 120,000 warrants, which each entitled the holder to subscribe for one A share of nominally DKK 1.00, to the company’s employees, members of the management, members of the board of directors, og konsulenter i dets datterselskaber, idet bestyrelsen samtidig bemyndiges til at foretage de dertilhørende kapitalforhøjelser med op til nominelt DKK 120.000 A-aktier. De nye A aktier, som kan tegnes ved udnyttelse af warrants, udstedes til en tegningskurs, der fastsættes af bestyrelsen og som kan være lavere end markedskursen på tidspunktet for udstedelsen af de pågældende warrants.

and consultants and/or employees, members of the management, members of the board of directors and consultants of its subsidiaries. The board of directors is further authorized to implement the capital increases required for this purpose by up to nominally DKK 120,000 A shares. The subscription rate for the new A shares that may be subscribed for by exercise of the warrants in question shall be fixed by the board of directors and may be lower than the market price at the time of the issue of warrants.

4ab	4ab

For aktier udstedt på baggrund af bemyndigelsen i punkt 4aa skal i øvrigt gælde:	For shares issued pursuant to the authorization in article 4aa the following shall apply:

at de nye aktier skal være A-aktier,	that the new shares shall be A shares;

at der ikke kan ske delvis indbetaling,	that no partial payment may take place;

at tegningen af aktier foretages uden fortegningsret for de eksisterende aktionærer,	that the subscription shall be effected without pre-emption rights of the existing shareholders;

at aktierne skal tegnes ved kontant indbetaling,	that the shares shall be subscribed for against payment of cash;

at aktierne skal være ikkeomsætningspapirer,	that the shares shall be non-negotiable instruments;

at aktierne skal lyde på navn og noteres i selskabets ejerbog, og	that the shares shall be made out in the name of the holder and registered in the name of the holder in the company’s register of shareholders; and

at aktierne i øvrigt i enhver henseende har samme rettigheder som de eksisterende A-aktier.	that the shares in every respect shall carry the same rights as the existing A shares.

Bestyrelsen kan foretage de ændringer i selskabets vedtægter, der måtte være en følge af kapitalforhøjelsen.	The board of directors is entitled to make such changes amendments to the articles of association as may be required as a result of the capital increase.

4ac	4ac

Bestyrelsen er i perioden indtil 1. juni 2019 bemyndiget til uden fortegningsret for selskabets eksisterende aktionærer at forhøje Selskabets aktiekapital, ad en eller flere omgange, med op til nominelt DKK 120,000 A aktier ved udstedelse af aktier i en ny aktieklasse til dets medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter og/eller medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter i dets datterselskaber. De nye A aktier udstedes til en kurs, der fastættes af bestyrelsen og som kan være lavere end markedskursen.

In the period until 1 June 2019, the board of directors is authorized to increase the share capital of the Company, in one or more rounds and without pre-emptive subscription rights for the existing shareholders, by up to nominally DKK 120,00 A shares by issuance of A shares to the company’s employees, members of the management, members of the board of directors, and consultants and/or employees, members of the management, members of the board of directors and consultants of its subsidiaries. The new A shares are issued at a price determined by the board of directors, which may be lower than the market price.

4ad	4ad

For aktier udstedt på baggrund af bemyndigelsen i punkt 4ac skal i øvrigt gælde:	For shares issued pursuant to the authorization in article 4ac the following shall apply:

at der ikke kan ske delvis indbetaling,	that no partial payment may take place;

at tegningen af aktier foretages uden fortegningsret	that the subscription shall be effected

for de eksisterende aktionærer,	without pre-emption rights of the existing shareholders;

at aktierne skal tegnes ved kontant indbetaling,	that the shares shall be subscribed for against payment of cash;

at aktierne skal være ikke-omsætningspapirer,	that the shares shall be non-negotiable instruments;

at aktierne skal lyde på navn og noteres i selskabets ejerbog, og	that the shares shall be made out in the name of the holder and registered in the name of the holder in the company’s register of shareholders; and

at aktierne i øvrigt i enhver henseende har samme rettigheder som de eksisterende A-aktier.	that the shares in every respect shall carry the same rights as the existing A shares.

Bestyrelsen kan foretage de ændringer i selskabets vedtægter, der måtte være en følge af kapitalforhøjelsen.	The board of directors is entitled to make such changes amendments to the articles of association as may be required as a result of the capital increase.

4ae	4ae

Bestyrelsen er indtil 31. december 2014 bemyndiget til at beslutte at forhøje Selskabets aktiekapital, ad én gang, med et nominelt beløb på i alt op til DKK 1.500.000 ved udstedelse af aktier i en ny aktieklasse til en kurs fastsat af bestyrelsen, der kan være lavere end markedskursen, ved kontant indbetaling.

The board of directors is authorised in the period until 31 December 2014 to resolve to increase the Company’s share capital in one issue by issue of shares in a new share class of up to a total nominal amount of DKK 1,500,000 at a price determined by the board of directors, which may be lower than the market price, against payment of cash.

4af	4af

For aktier udstedt på baggrund af bemyndigelsen	For shares issued pursuant to the authorization

under punkt 4ae skal i øvrigt gælde:	in article 4ae the following shall apply:

at der ikke kan ske delvis indbetaling,	that no partial payment may take place;

at tegningen af aktier foretages uden fortegningsret for de eksisterende aktionærer,	that the subscription shall be effected without pre-emption rights of the existing shareholders;

at aktierne skal tegnes ved kontant indbetaling,	that the shares shall be subscribed for against payment of cash;

at aktierne skal være ikke-omsætningspapirer, og	that the shares shall be non-negotiable instruments; and

at aktierne skal lyde på navn og noteres i selskabets ejerbog.	that the shares shall be made out in the name of the holder and registered in the name of the holder in the company’s register of shareholders.

Bestyrelsen kan foretage de ændringer i selskabets vedtægter, der måtte være en følge af kapitalforhøjelsen. Derudover er bestyrelsen bemyndiget til at foranledige sådanne aktiers deponering hos en depotbank og samtidig udstedelse af American Depository Shares.

The board of directors is entitled to make such changes amendments to the articles of association as may be required as a result of the capital increase. Further, the board of directors is authorized to cause such shares to be deposited with a depository bank and simultaneous issuance of American Depository Shares.

4ag	4ag

Bestyrelsen er indtil 31. december 2014 bemyndiget til at beslutte at forhøje selskabets aktiekapital, ad én eller flere gange, med et nominelt beløb på i alt op til DKK 225.000 ved udstedelse af aktier i en ny aktieklasse til en kurs fastsat af bestyrelsen, der kan være lavere end

The board of directors is authorised in the period until 31 December 2014 to resolve to increase the company’s share capital in one or more issues by issue of shares in a new share class of up to a total nominal amount of DKK 225,000 at a price determined by the board of directors, which

markedskursen, ved kontant indbetaling.	may be lower than the market price, against payment of cash.

4ah	4ah

For aktier udstedt på baggrund af bemyndigelsen under punkt 4ag skal i øvrigt gælde:	For shares issued pursuant to the authorization in article 4ag the following shall apply:

at der ikke kan ske delvis indbetaling,	that no partial payment may take place;

at tegningen af aktier foretages uden fortegningsret for de eksisterende aktionærer,	that the subscription shall be effected without pre-emption rights of the existing shareholders;

at aktierne skal tegnes ved kontant indbetaling,	that the shares shall be subscribed for against payment of cash;

at aktierne skal være ikke-omsætningspapirer, og	that the shares shall be non-negotiable instruments; and

at aktierne skal lyde på navn og noteres i selskabets ejerbog.	that the shares shall be made out in the name of the holder and registered in the name of the holder in the company’s register of shareholders.

Bestyrelsen kan foretage de ændringer i selskabets vedtægter, der måtte være en følge af kapitalforhøjelsen. Derudover er bestyrelsen bemyndiget til at foranledige sådanne aktiers deponering hos en depotbank og samtidig udstedelse af American Depository Shares.

The board of directors is entitled to make such changes amendments to the articles of association as may be required as a result of the capital increase. Further, the board of directors is authorized to cause such shares to be deposited with a depository bank and simultaneous issuance of American Depository Shares.

5.	5.

Aktierne skal lyde på navn og være noteret på navn i Selskabets aktiebog.	The shares shall be in the name of the holder and shall be listed in the holder’s name in the Company’s register of shareholders.

Aktierne er ikke omsætningspapirer. Der udstedes ikke aktiebreve.	The shares are non-negotiable instruments. No share certificates shall be issued.

Hele Selskabets aktiekapital, aktionærerne og Selskabet er omfattet af en aktionær-overenskomst.	The entire share capital of the Company, the shareholders and the Company are comprised by a Shareholders’ Agreement.

5 a.	5 a.

Dette pkt. 5 a fastsætter aktionærernes respektive rettigheder til at modtage (i) udbytte og andre udlodninger fra Selskabet i henhold til selskabslovens regler, og (ii) udlodning af midler i tilfælde af Selskabets opløsning, det være sig solvent eller insolvent likvidation, konkurs eller en hvilken som helst anden form for opløsning af Selskabet (herefter under et kaldet “Udlodninger”):

This section 5 a sets out the respective rights of the shareholders’ to receive (i) dividends and other distributions from the Company pursuant to the provisions of the Danish Companies Act, and (ii) distributions of proceeds in the event of a dissolution of the Company, whether in the form of a solvent or insolvent liquidation, bankruptcy or any other form of dissolution of the Company (hereinafter collectively referred to as “Dividends”):

Forud for udbetaling af Udlodninger til Selskabets øvrige aktionærer skal B-aktionærerne modtage følgende Udlodninger:	Before any distribution of Dividend is made to any other shareholder of the Company, the B-shareholders shall receive the following Dividends:

(i) 273 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-	(i) 273 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares, if by or aktier, såfremt der den 31. december 2014 eller tidligere (a) er indtrådt en Realisation og (b) Udlodninger udloddet til B-aktionærerne på B-aktierne udgør mindst 273 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier.

before 31 December 2014 (a) an Exit has occurred and (b) Dividends distributed to the B-shareholders on the B-shares amount to at least 273 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares.

(ii)   310 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier, såfremt betingelserne for at anvende punkt (i) ovenfor ikke er blevet opfyldt før 1. januar 2015, og der den 30. juni 2015 eller tidligere (a) er indtrådt en Realisation og (b) Udlodninger udloddet til B-aktionærerne på B-aktierne udgør mindst 310 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier.

(ii)   310 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares, if the conditions for the application of sub-clause (i) above have not been met before 1 January 2015 and by or before 30 June 2015 (a) an Exit has occurred and (b) Dividends distributed to the B-shareholders on the B-shares amount to at least 310 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares.

(iii)  328 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier, såfremt betingelserne for at anvende punkt (i) og (ii) ovenfor ikke er blevet opfyldt før 1. juli 2015, og der den 31. december 2015 eller tidligere (a) er indtrådt en Realisation og (b) Udlodninger udloddet til B-aktionærerne på B-aktierne udgør mindst 328 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-

(iii)  328 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares, if the conditions for the application of sub-clauses (i) and (ii) above have not been met before 1 July 2015 and by or before 31 December 2015 (a) an Exit has occurred and (b) Dividends distributed to the B-shareholders on the B-shares amounts to at least 328 per cent of the amount paid in to the Company by the B-shareholders at the

aktier.	subscription of B-shares.

(iv)  364 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier, såfremt betingelserne for at anvende punkt (i), (ii) og (iii) ovenfor ikke er blevet opfyldt før 1. januar 2016, og der den 30. juni 2016 eller tidligere (a) er indtrådt en Realisation og (b) Udlodninger udloddet til B-aktionærerne på B-aktierne udgør mindst 364 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier.

(iv)  364 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares, if the conditions for the application of sub-clauses (i), (ii) and (iii) above have not been met before 1 January 2016 and by or before 30 June 2016 (a) an Exit has occurred and (b) Dividends distributed to the B-shareholders on the B-shares amount to at least 364 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares.

(v)   382 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier, såfremt betingelserne for at anvende punkt (i), (ii), (iii) og (iv) ovenfor ikke er blevet opfyldt før 1. juli 2016, og der den 31. december 2016 eller tidligere (a) er indtrådt en Realisation og (b) Udlodninger udloddet til B-aktionærerne på B-aktierne udgør mindst 382 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier

(v)   382 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares, if the conditions for the application of sub-clauses (i), (ii), (iii) and (iv) above have not been met before 1 July 2016 and by or before 31 December 2016 (a) an Exit has occurred and (b) Dividends distributed to the B-shareholders on the B-shares amounts to at least 382 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares.

(vi) 382 procent af det beløb, som er indbetalt til Selskabet af B-aktionærerne ved tegningen af B-aktier, med tillæg af 30 procentpoint per påbegyndt	(vi) 382 per cent of the amount paid in to the Company by the B-shareholders at the subscription of B-shares with the addition of 30 percentage points per kalenderår efter 31. december 2016 (dvs. kalenderåret 2017 er det første kalenderår), såfremt betingelserne for at anvende punkt (i), (ii), (iii), (iv) og (v) ovenfor ikke er blevet opfyldt før 1. januar 2017.

commenced calendar year after 31 December 2016 (i.e. the calendar year 2017 being the first calendar year), if the conditions for the application of sub-clauses (i), (ii), (iii), (iv) and (v) above have not been met before 1 January 2017.

Når og hvis betingelserne for at anvende ét af punkterne (i), (ii), (iii), (iv) eller (v) ovenfor er blevet opfyldt, skal ethvert beløb, som efterfølgende indbetales på nye B-aktier, berettige ejerne af sådanne nye B-aktier til at modtage forlods Udlodninger med den procentsats, som fremgår at det således tidligere anvendte punkt (i), (ii), (iii), (iv) eller (v).

If and when the conditions for the application of one of sub-clauses (i), (ii), (iii), (iv) or (v) above have been met, any amounts subsequently paid in on new B-shares shall entitle the holders of such new B-shares to receive priority Dividends at the percentage rate stated in the so previously applied sub-clause (i), (ii), (iii), (iv) or (v).

I relation til dette punkt 5 a skal en Realisation omfatte: En begivenhed, hvorved hele eller den væsentligste del af værdien af Selskabet bliver realiseret mod vederlag i penge eller likvide værdipapirer. En Realisation kan udføres på flere forskellige måder og skal bl.a. omfatte (i) en børsnotering af aktierne i Selskabet; (ii) et salg af aktierne i Selskabet til bona fide tredjemand; (iii) indtrædelse i en partnerskabs- eller jointventureaftale, der fastsætter partnerens fremtidige, ubetingede akkvisition af Selskabet; (iv) en fusion hvorved Selskabet er den ophørende enhed, (v) et salg af Selskabets aktiviteter, omfattende et salg af alle eller en væsentlig del af Selskabets aktiver eller alle eller en væsentlig

For the purposes of this section 5 a, an “Exit” shall mean: An event whereby all or materially all of the value of the Company is realised in consideration for cash or liquid securities. An Exit may be carried out in a variety of ways and shall i.a. include (i) an initial public offering of the shares in the Company; (ii) a trade sale of the shares in the Company’s to a bona fide third party; (iii) the entering into of a partnership or joint venture agreement stipulating a future, unconditioned acquisition by the partner of the Company; (iv) a merger whereby the Company is the discontinuing entity, (v) a sale of the Company’s activities, including a sale of all or a material part of the Company’s del af Selskabets immaterielle rettigheder; (vi) udlicensering af alle eller en væsentlig del af Selskabets immaterielle rettigheder på en måde, som kan anses at svare til en Realisation; eller (vii) en kombination af ovennævnte.

assets or all or a material part of the Company’s intellectual property rights; (vi) licensing of all or a material part of the intellectual property rights of the Company in a way, which can be considered equal to an Exit; or (vii) a combination of the above.

Dernæst fordeles Udlodninger fra Selskabet blandt alle Selskabets aktionærer, herunder B-aktionærerne, forholdsmæssigt i forhold til deres respektive nominelle aktiebeholdninger i Selskabet.

Subsequently, all Dividends from the Company shall be distributed to all of the Company’s shareholders, including for the avoidance of doubt the B-shareholders, pro rata their respective nominal shareholdings in the Company.

6.	6.

Generalforsamlinger indkaldes med mindst 14 dages varsel ved anbefalet brev eller e-mail til hver enkelt aktionær.	General meetings shall be convened at least with 14 days’ notice by registered letter or by e-mail to each individual shareholder.

7.	7.

Dagsordenen for den ordinære general-forsamling skal omfatte:	The agenda of the ordinary general meeting shall comprise:

1. Valg af dirigent.	1. Election of chairman.

2. Bestyrelsens beretning.	2. The report of the Board of Directors.

3. Forelæggelse af årsrapport med re-visonspåtegning samt bestyrelsens årsberetning til godkendelse.	3. Submission of the annual report with audit report and annual report of the board of directors for adoption.

4. Beslutning om anvendelse af over-skud eller dækning af tab i henhold til den godkendte årsrapport.	4. Decision on the application of profits or covering of losses according to the adopted annual report.

5. Valg af medlemmer til bestyrelsen.	5. Election of members to the board of directors.

6. Valg af revisor.	6. Appointment of auditor.

7. Eventuelt.	7. Any other business.

8.	8.

Selskabet ledes af en bestyrelse på 3-5 medlemmer, der vælges af general-forsamlingen for 1 år ad gangen.	The Company shall be directed by a board of directors consisting of 3-5 members elected by the general meeting for one year at a time.

9.	9.

Selskabet tegnes af den samlede bestyrelse, to bestyrelsesmedlemmer eller bestyrelsesformanden sammen med direktøren.

The Company shall be bound by the joint signatures of all members of the board of directors, or by the joint signatures of two board members or by the joint signatures of the chairman of the board of directors and the CEO.

10.	10.

Selskabets årsregnskaber revideres af en af generalforsamlingen valgt statsautoriseret revisor, som vælges for 1 år ad gangen.	The annual accounts of the Company shall be audited by a state-authorised public accountant appointed by the general meeting for a term of one year.

Selskabets årsrapport udarbejdes og aflægges kun på engelsk.	The Company’s annual report is prepared in English only.

11.	11.

Selskabets regnskabsår skal være kalenderåret.	The accounting year of the Company shall be the calendar year.

***	***

Således ændret på den ekstraordinære generalforsamling den 30. september 2014.	Amended at the extraordinary general meeting on 30 September 2014.

Bilag 1/Schedule 1: Vilkår for tegningsoptioner 2005/Terms for Warrants 2005
Bilag 2/Schedule 2: Vilkår for B tegningsoptioner 2010/Terms for B Warrants 2010
Bilag 3/Schedule 3: Ændrede vilkår for warrants 2010/ Revised Terms for Warrants 2010